Exhibit 4.10

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 5, 2019 (the “Effective Date”), is by and among Sunnova Energy Corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee (the “Trustee”) relating to those certain 12.00% Senior Secured Notes due 2019 (each a “Note” and collectively, the “Notes”) of the Issuer, issued pursuant to the Indenture, dated as of April 24, 2017 (as amended by that certain First Supplemental Indenture, dated as of November 21, 2017, that certain Second Supplemental Indenture, dated May 31, 2018, and that certain Third Supplemental Indenture, dated as of January 18, 2019, and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer, the Trustee and Wilmington Trust, National Association, as collateral trustee.

INTRODUCTION

WHEREAS, the Issuer wishes that the Trustee (on behalf of and at the direction of each holder of a Note) acknowledge and agree to amend the Indenture to, among other things, provide that the Notes shall be convertible for common stock of the Issuer in the event of an initial public offering of the Issuer, reduce the rate for payment of interest on each note and extend the Stated Maturity of each Note from July 31, 2019 to March 30, 2021.

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with the consent of the Issuer and the holders of at least a majority in principal amount of all the Notes then outstanding, subject to certain exceptions;

WHEREAS, Section 9.02 of the Indenture requires the consent of each holder of a Note in order to reduce the rate for payment of interest on each note and change the Stated Maturity of such Note;

WHEREAS, the Trustee has received the documents required to be delivered to it pursuant to the Indenture, including evidence of the consent of Cede & Co., nominee for The Depository Trust Company, to the execution and delivery of this Supplemental Indenture by each holder of a Note;

WHEREAS, Section 9.03 of the Indenture provides that an amendment to the Indenture and the Notes shall become effective upon the requisite consents of the holders of the Notes, the receipt by the Trustee of the Opinion of Counsel and Officers’ Certificate required under Sections 9.05 and 14.04 of the Indenture and the execution by the Trustee of the Supplemental Indenture; and

WHEREAS, all actions and documents required for the execution and delivery by the Trustee of this Supplemental Indenture have been provided and this Supplemental Indenture is authorized pursuant to the Indenture.

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Supplemental Indenture, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Indenture and used herein without definition shall have the meaning assigned to such term in the Indenture, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Supplemental Indenture, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Supplemental Indenture shall refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this

Supplemental Indenture as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Supplemental Indenture and shall not be used in the interpretation of any provision of this Supplemental Indenture.

Section 2. Amendment. Subject to the terms and conditions of this Supplemental Indenture, pursuant to Section 9.02 of the Indenture and in reliance on the consents of each holder of a Note delivered in connection herewith (constituting all of the outstanding Notes), upon the effectiveness of this Supplemental Indenture:

(a) The Indenture shall be amended, effective as of the Effective Date, in its entirety in the form set forth as Annex A attached hereto; and

(b) In order to reflect the addition of a conversion feature, the reduction of the rate for payment of interest and extension of the Stated Maturity from July 31, 2019 to March 30, 2021, any and all Notes issued and outstanding as of the Effective Date (the “Existing Notes”) shall be delivered to the Trustee for cancellation and exchanged for new notes (in the same aggregate principal amount as the Existing Notes) (such new notes, the “2021 Notes”) in the form of the Note set forth in Exhibit A to the Indenture attached as Annex A to this Supplemental Indenture. In furtherance of the foregoing, the Issuer covenants and agrees to deliver to the Trustee an Authentication Order and a written order for the Trustee to cancel the Existing Notes (which may be one document), and such other documents as may be required pursuant to the Indenture.

For the avoidance of doubt, the 2021 Notes issued on the date hereof, substantially in the form of Exhibit A to the Indenture attached as Annex A hereto, in replacement of all outstanding Notes shall be deemed to be the “Initial Notes” under the Indenture.

Section 3. Representations and Warranties.

(a) The Issuer hereby represents and warrants that: (i) after giving effect to this Supplemental Indenture, the representations and warranties contained in each other Note Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (ii) the execution, delivery and performance of this Supplemental Indenture are within the corporate power and authority of the Issuer and have been duly authorized by appropriate corporate action and proceedings; (iii) this Supplemental Indenture constitutes the legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (iv) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Supplemental Indenture; and (v) the security interests under the Security Documents are valid and subsisting and secure the Issuer’s obligations under the Note Documents.

Section 4. Conditions to Effectiveness. This Supplemental Indenture shall become effective and enforceable against the parties hereto on the Effective Date upon the satisfaction of the following conditions precedent:

(a) the Trustee shall have received this Supplemental Indenture duly executed by the Issuer and the Trustee;

(b) the Issuer shall have paid on the Effective Date all costs and expenses which are payable pursuant to Section 7.07 of the Indenture; and

(c) the Trustee shall have received the documents required to be delivered to it pursuant to the Indenture, including evidence of the consent of Cede & Co., nominee for The Depository Trust Company on behalf of 100% of the Holders, constituting the requisite Holders under the Indenture, to the execution and delivery of this Supplemental Indenture.

Section 5. Acknowledgments and Agreements.

(a) The Issuer does hereby adopt, ratify, and confirm the Indenture and the other Note Documents and acknowledges and agrees that the Indenture and the other Note Documents are and remain in full force and effect, and the Issuer acknowledges and agrees that its respective liabilities and obligations under the Indenture and the other Note Documents are not impaired in any respect by this Supplemental Indenture.

(b) The Issuer hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to the Trustee in the Indenture or in any other Note Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

(c) For the avoidance of doubt, the Issuer hereby also agrees and acknowledges that Section 2 above shall not operate as a waiver of or otherwise prejudice any of the rights and remedies of the Trustee otherwise other than as expressly provided in Section 2. The Trustee hereby expressly reserves all of its rights, remedies, and claims under the Note Documents. Nothing in this Supplemental Indenture shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Note Documents, (ii) any of the agreements, terms or conditions contained in any of the Note Documents, (iii) any rights or remedies of the Trustee with respect to the Note or (iv) the rights of the Trustee to collect the full amounts owing under the Note Documents as and when such amounts are due and payable under the terms of the Note Documents.

(d) This Supplemental Indenture is a Note Document for the purposes of the provisions of the other Note Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Supplemental Indenture shall be a Default or Event of Default, as applicable, under the Indenture.

(e) The Issuer shall indemnify and hold harmless the Trustee from and against any and all damages, losses, costs, and expenses (including, without limitation, legal fees and expenses) relating to this Supplemental Indenture in accordance with Section 7.07 of the Indenture.

(f) The Issuer covenants and agrees to pay the Trustee’s fees and expenses in connection with the execution and delivery of this Supplemental Indenture.

Section 6. Reaffirmation of Liens. The Issuer (a) is party to the Security Documents securing and supporting the Obligations under the Note Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Note Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Note Documents, as the same may be amended, supplemented, or otherwise modified.

Section 7. Counterparts. This Supplemental Indenture may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Supplemental Indenture shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 8. Successors and Assigns. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Purchase Agreement and Indenture.

Section 9. Invalidity. In the event that any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Supplemental Indenture.

Section 10. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 11. Record Date. The Issuer informs the Trustee that the voting record date for purposes of this Supplemental Indenture shall be April 1, 2019 (the “Record Date”).

Section 12. Concerning the Trustee. Wilmington Trust, National Association is entering into this Supplemental Indenture solely in its capacity as Trustee under the Indenture, pursuant to the consent of each holder of a Note and in reliance on the Officers’ Certificate and Opinion of Counsel delivered to the Trustee in connection herewith. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

Section 13. Entire Agreement. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE OTHER NOTE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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ISSUER:

SUNNOVA ENERGY CORPORATION By:

By:	/s/ Christopher Smith
Name	Christopher Smith
Title:	Senior Vice President, Head of Finance and Treasurer

Signature Page to

Supplemental Indenture

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to

Supplemental Indenture

EXHIBIT A

INDENTURE

[Attached]

Execution Version

SUNNOVA ENERGY CORPORATION

as Issuer

9.50% Senior Secured Convertible Notes due 2021

in complete replacement of

12.00% Senior Secured Notes due 2019

INDENTURE

Dated as of April 24, 2017, as amended dated as of April 5, 2019

and

Wilmington Trust, National Association

as Trustee, Collateral Trustee and Conversion Agent

(cont’d)

ii

(cont’d)

Appendix A – Provisions Relating to Notes

EXHIBIT INDEX

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Warrant Agreement

SCHEDULES

Schedule 4.03 – Liens and Intercompany Indebtedness

Schedule 4.04 – Investments

Schedule 4.07 – Affiliate Transactions

iii

INDENTURE, dated as of April 24, 2017, between Sunnova Energy Corporation, a Delaware corporation (together with its successors and assigns, the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).

WHEREAS, on April 24, 2017 (the “Original Notes Issuance Date”), the Issuer entered into a purchase agreement by and among the Issuer and the investors listed on the signature pages thereto (the “Investors”) providing for the purchase of the Issuer’s 12.00% Senior Secured Notes due 2019 (the “Existing Notes”) pursuant to this Indenture.

WHEREAS, on April 5, 2019, the Issuer and the Trustee entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), pursuant to which certain amendments to the terms of this Indenture and the Notes have been adopted with the consent of the holders in accordance with Section 9.02 of this Indenture, which Fourth Supplemental Indenture is to be effective as of April 5, 2019 (such date, the “2021 Notes Issue Date”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Existing Notes issued as of the Original Notes Issuance Date and the Issuer’s 9.50% Senior Secured Convertible Notes due 2021 (the “2021 Notes”) issued as of the 2021 Notes Issue Date in complete replacement of the Existing Notes (collectively, the “Initial Notes,” and together with the PIK Notes, as defined herein, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Notes” means any additional Notes (other than any PIK Notes and any 2021 Notes) that may be issued after the Original Notes Issuance Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, ECP shall be an Affiliate of the Issuer for all purposes under this Agreement until the time such Person owns less than 5% of the outstanding Voting Stock of the Issuer.

“AP5 Term Loan” means that certain Loan Agreement, dated as of November 14, 2014, by and among Sunnova Asset Portfolio 5 Holdings, LLC, the Issuer, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, as amended or restated from time to time.

“Asset Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) of the Issuer (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions; provided, that, any such sale or other disposition to any Subsidiary of the Issuer of any assets acquired from any other Subsidiary and contributed to the Issuer shall not be deemed to be an Asset Sale.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(a) the issuance or sale of Equity Interests of any Subsidiary of the Issuer;

(b) a disposition of Cash Equivalents or Investment Grade Securities in the ordinary course of business (whether now owned or hereafter acquired);

(c) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control provided that the Issuer has complied with its obligations with respect to a Change of Control Offer under this Indenture;

(d) any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of the Issuer or the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement of the Issuer;

(e) the lease, license, assignment or sublease of any real or personal property in the ordinary course of business;

(f) the sale, disposition or consignment of (i) energy, inventory and other goods held for sale, obsolete, worn out, used or surplus property, equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including any asset) that is no longer necessary, used or useful for the business of the Issuer or is replaced by equipment of at least comparable value and use, (ii) assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Issuer), and (iii) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(g) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(h) the making of any payment or Investment that is permitted to be made, and is made, under Section 4.04 or the making of any Permitted Investment; and

(i) dispositions in connection with the granting of a Lien that is permitted under Section 4.10 and the exercise by any Person in whose favor a Permitted Lien is granted of any of such Person’s rights in respect of such Permitted Lien.

“Annual Budget” means the annual budget prepared in accordance with Section 6.8(e) of the Investors Agreement.

“Base Price” means $6.75 per share of Common Stock, as adjusted pursuant to Section 11.08 hereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares, including Preferred Stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) readily marketable direct obligations issued by any state or commonwealth of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(6) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “Baa1” or higher from Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(7) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or A1 (or the equivalent thereof) or better by Fitch, and in each case in a currency permitted under clause (1) or (2) above;

(8) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders;

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or HoldCo;

(3) any sale of any Equity Interests of the Issuer or HoldCo owned directly or indirectly by the Sponsor which causes the Sponsor to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) less than 90% of the Voting Stock of the Issuer owned by the Sponsor on the Original Notes Issuance Date; provided, that, effective upon the completion of an IPO, this clause (3) shall no longer be in effect;

(4) in the event that any HoldCo is created, HoldCo ceases to beneficially own 100% of the Capital Stock of the Issuer;

(5) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(6) the adoption or approval of a plan for the liquidation or dissolution of the Issuer.

Notwithstanding the provisions of clauses (1), (2), (4), (5) and (6) above, a Change of Control shall not occur as a result of any internal reorganization in connection with an IPO which complies with the provisions of clause (3) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property of any kind which is subject to a Lien in favor of the Collateral Trustee for the benefit of itself, the Trustee and the holders or which under the terms of any Security Document, is purported to be subject to such a Lien for purposes of securing the Obligations under the Note Documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Original Notes Issuance Date, among the Issuer, the Collateral Trustee and the Trustee, as representative for the Notes, as the same may be amended, supplemented, replaced (whether upon or after termination or otherwise) or otherwise modified from time to time.

“Collateral Trustee” means Wilmington Trust, National Association, a national banking association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, until a successor replaces it in accordance with the terms of the Collateral Trust Agreement and, thereafter, means the successor.

“Common Stock” means the class and, if applicable, the series of common stock of the IPO Issuer sold in an IPO.

“Consent to Collateral Assignment” means that certain Consent to Collateral Assignment, dated the Original Notes Issuance Date, among Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, And Energy Capital Partners III-D, LP, as Consenting Parties, the Collateral Trustee and the Issuer.

“Consolidated Subsidiaries” means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:(

(b) for the purchase or payment of any such primary obligation; or

(a) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer: (1) who was a member of such Board of Directors on the date of this Indenture; or (2) whose election to such Board of Directors or whose nomination for election was approved or consented to by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or who were appointed by the Sponsor in accordance with the terms of the Investors Agreement.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business relating to this Indenture shall be administered, which office at the date of this Indenture is located at 15950 North Dallas Parkway, Suite 550, Dallas, Texas

75248, Attention: Sunnova Energy Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Default” means any event which is, or after notice or passage of time or both would be, or would give rise to, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale);

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Subsidiaries; or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale);

in each case prior to 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“ECP” means Energy Capital Partners III LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and any other investment vehicles managed or controlled by Energy Capital Partners (including portfolio companies), and any Affiliates thereof.

“ECP Subordinated Indebtedness” means that certain subordinated convertible promissory note in the original amount of $15.0 million (plus PIK interest amounts), effective as of March 12, 2018 and as amended effective January 18, 2019.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a holder or required to be withheld or deducted from a payment to a holder: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of a holder with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such holder acquires such interest in the Note or (ii) such holder changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such holder’s assignor immediately before such holder acquired such interest in the Note or to such holder immediately before it changed its lending office, (c) Taxes attributable to a holder’s failure to comply with Section 2.15(f) and (d) any Taxes imposed under FATCA.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as determined by the Issuer in good faith or, with respect to valuations in excess of $10.0 million, by the Chief Financial Officer or the Board of Directors of the Issuer in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or practices adopted thereunder.

“Foreign Holder” means a holder that is not a “United States Person” within the meaning of section 7701(a)(30) of the code.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (“FASB”) or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Original Notes Issuance Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, SREC prices or retail electricity prices.

“HoldCo” has the meaning set forth in Section 4.17 hereto.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (iii) any such obligations under ERISA or liabilities associated with customer prepayments, (iv) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, and (v) any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of the Issuer that are not Disqualified Stock), (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices, SREC prices, retail electricity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing indebtedness (other than Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) accrued expenses and Contingent Obligations, in each case, Incurred in the ordinary course of business and not in respect of borrowed money, (2) deferred or prepaid revenues, (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (4) obligations in respect of surety and bonding requirements of the Issuer and its Subsidiaries, (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (6) in the case of the Issuer and its Subsidiaries, intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and its Subsidiaries, (7) asset retirement obligations, (8) obligations in respect of environmental reclamation or site rehabilitation and (9) workers’ compensation obligations (including superannuation, pensions and retiree medical care) that are not delinquent by more than 90 days.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of FASB Accounting Standards Codification (ASC) 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Issuer under any Note Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” means each series of Notes issued on the 2021 Notes Issue Date.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“IPO” means a primary offer and sale of Common Stock in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the Issuer or HoldCo issuable under any employee benefit plan), by a reputable nationally recognized investment bank pursuant to which the Common Stock will be listed on the Nasdaq National Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“IPO Issuer” means the Issuer, HoldCo, a successor of the Issuer or HoldCo or any direct or indirect Subsidiary of the Issuer, HoldCo or any successor of the Issuer or HoldCo.

“IPO Lockup Agreement” means one or more agreements between one or more underwriters in the IPO and the Issuer’s stockholders (including the beneficial owners of the Notes) restricting transfers or sales of the Common Stock owned by them for a period not to exceed 180 days following the pricing date of an IPO.

“IPO Redemption Premium” means a number of shares of Common Stock (rounded down, with cash paid in lieu of fractional shares in accordance with Section 11.03(b)) equal to the excess (if any) of (A) the quotient obtained by dividing the aggregate principal amount of Notes so redeemed by the applicable Conversion Price that would have been applicable to a conversion of such Notes had such Notes been outstanding on the date of such IPO and converted in connection therewith, over (B) the quotient obtained by dividing the aggregate principal amount of Notes so redeemed by the public offering price per share of Common Stock in such IPO.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, PPSA or equivalent statutes of any jurisdiction); provided, that, in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Management Group” means the Management Investors, as such term is defined in the Investors Agreement.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Issuer and its Subsidiaries, taken as a whole, excluding the effect of events, developments and circumstances affecting the electric utility industry generally or (b) the ability of the Issuer to perform any of its material obligations under the Note Documents.

“Maturity Date” means March 30, 2021.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer in respect of any Asset Sale (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Documents” means this Indenture, the Notes, the Collateral Trust Agreement, the Security Documents and the HoldCo Guaranty, if any.

“Note Liens” means the Liens securing the Obligations under the Notes pursuant to the Security Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided, that, Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, Collateral Trustee and the holders of the Notes.

“Officer” means the chairman of the Board of Directors, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer that meets the requirements set forth in this Indenture.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between a holder and the jurisdiction imposing such Tax (other than connections arising from such holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in, a Note or any Note Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery,

performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Permitted Holder” means, at any time, each of (i) the Sponsor and (ii) the Management Group.

“Permitted Investments” means:

(1) any Investment in Cash Equivalents or Investment Grade Securities;

(2) loans and advances in the ordinary course of business to officers, directors, employees or consultants of the Issuer or any of its Subsidiaries in an aggregate outstanding amount, taken together with all other advances made pursuant to this clause (2), not to exceed $2.5 million;

(3) any Investment acquired by the Issuer (a) in exchange for any other Investment or accounts receivable held by the Issuer or any Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of or settlement of delinquent accounts and disputes with or judgments against the Issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes; or (d) in settlement of debts created in the ordinary course of business;

(4) any Investments in the Issuer or by the Issuer in a Subsidiary of the Issuer;

(5) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(6) (x) guarantees issued in accordance with Section 4.03 and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business;

(7) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(8) any Investment by the Issuer or any of its Subsidiaries in a Person (including in the Equity Interests of such Person) if as a result of such Investment (a) such Person becomes a Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary, and, in each case, any Investment held by such Person; provided, that, such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(9) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06;

(10) Investments existing on the Original Notes Issuance Date or the 2021 Notes Issue Date set forth on Schedule 4.04;

(11) Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Subsidiary;

(12) Investments represented by Hedging Obligations, in each case as permitted under Section 4.03(b);

(13) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers which are not past due by more than 30 days;

(14) receivables owing to the Issuer or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms which do not extend for more than 30 days;

(15) any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and

(16) other Investments having an aggregate Fair Market Value when taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not to exceed $2.0 million.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business and not securing Indebtedness;

(2) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in accordance with GAAP;

(4) Liens (a) in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business and (b) securing other obligations in respect of surety and bonding requirements; provided, however, that such obligations do not constitute Indebtedness for borrowed money;

(5) the Note Liens securing the Notes, any increase in principal amount as the result of a PIK Payment and any PIK Notes in respect thereof (including any Additional Notes issued in compliance with the provisions of this Indenture);

(6) Liens existing on the Original Notes Issuance Date or the 2021 Notes Issue Date set forth on Schedule 4.03;

(7) Liens on assets or property at the time the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer;

(8) Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens in favor of the Issuer or a Subsidiary;

(10) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

(11) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(12) Liens in favor of a client’s creditors on equipment, inventory or fixtures of the Issuer or any of its Subsidiaries leased in the ordinary course of business to such client;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(15) Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(16) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(17) Liens securing insurance premium financing arrangements, deposits made or other security provided to secure liabilities to insurance brokers, insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(18) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture;

(19) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases or accounts in connection with any transactions otherwise permitted under this Indenture;

(20) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; and

(21) Liens incurred with respect to Indebtedness that does not exceed in aggregate principal amount, at any one time outstanding, $2.0 million, determined as of the date of such incurrence or issuance; provided, that, such Liens incurred pursuant to this clause (21) do not secure any Indebtedness for borrowed money other than such Indebtedness issued pursuant to subordination arrangements reasonably satisfactory to the holders.

“Permitted Tax Distributions” means, with respect to any year in which the Issuer is a member of a consolidated, combined, unitary or similar group for U.S. federal or other applicable Tax purposes that includes a HoldCo, payments to HoldCo in an aggregate amount with respect to such year that does not exceed the sum of (i) any franchise, capital stock, minimum or other similar Taxes that are required to be paid by HoldCo to maintain its corporate existence and (ii) the lesser of (A) the income, franchise or similar Taxes that the Issuer and its Subsidiaries would have been required to pay for such year if they paid such Taxes on a separate return basis and (B) the net amount of such Taxes that such HoldCo actually owes to the appropriate taxing authority, in each case, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and its Subsidiaries applied from other taxable years in accordance with applicable law.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest payable by increasing the principal amount of the Notes or by issuing PIK Notes.

“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of the Original Notes Issuance Date, by and between the Issuer and the Collateral Trustee.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Registration Rights Agreement” means the registration rights agreement dated as of March 29, 2018 among the Issuer and the investors party thereto (including the Investors) relating to the Conversion Shares (and other shares of Capital Stock of the Issuer) and any successor registration rights agreement entered into in connection with an IPO, in each case as amended, restated or modified from time to time.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement providing for the leasing by the Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer to a third Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Transactions” means, collectively:

(1) the issuance of approximately $254.8 million aggregate principal amount of Series 2017-1 solar asset backed notes due 2049 by Helios Issuer, LLC, a wholly owned subsidiary of the Issuer;

(2) the issuance of $202.0 million in aggregate principal amount of Series 2018-I Class A solar asset backed notes and $60.7 million in aggregate principal amount of Series 2018-I Class B solar asset backed notes due 2048 by Sunnova Helios II Issuer, LLC, a wholly owned subsidiary of the Issuer; and

(3) the issuances, in one or more closings, of up to $403.0 million in aggregate principal amount of solar asset backed notes of all series and classes, including $118.1 million in aggregate principal amount of Series 2019-1 Class A asset backed notes due 2044 and $15.0 million in aggregate principal amount of Series 2019-1 Class B solar asset backed notes due 2034, by Sunnova RAYS I Issuer, LLC, a wholly owned subsidiary of the Issuer.

“Security Agreement” means that certain Security Agreement, dated as of the Original Notes Issuance Date, by and between the Issuer and the Collateral Trustee.

“Security Documents” means the Collateral Trust Agreement, each joinder agreement required by the Collateral Trust Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Consent to Collateral Assignment and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or HoldCo, if applicable, creating (or purporting to create) a perfected first-priority Note Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Collateral Trust Agreement.

“Similar Business” means any business, the majority of whose revenues are derived from (i) the business or activities of the Issuer and its Subsidiaries as of the Original Notes Issuance Date and (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Sponsor” means one or more investment funds affiliated with ECP and any of their respective Affiliates other than any portfolio companies.

“SRECs” means solar renewable energy certificates.

“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the final payment of principal of such Note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Tax Equity Transactions” means, collectively:

(1) the transaction involving the entrance of Sunnova TEP I, LLC, Sunnova TEP I Holdings, LLC, Sunnova TEP I Developer, LLC, Sunnova TE Management I, LLC, Sunnova TEP I Manager, LLC and Firstar Development, LLC, into certain agreements, including the Master Development, Purchase and Sale Agreement dated March 2, 2017, and Sunnova TEP I, LLC’s Amended and Restated Limited Liability Company Agreement dated March 2, 2017, relating to a tax equity financing with a commitment of approximately $97.5 million after giving effect to amendments;

(2) the transaction involving the entrance of Sunnova TEP II, LLC into certain agreements, as amended from time to time, relating to a tax equity financing with a commitment of approximately $150.0 million;

(3) the transaction involving the entrance of Sunnova TEP II-B Holdings, LLC into certain agreements relating to a tax equity financing with a commitment of approximately $57.0 million after giving effect to amendments;

(4) the transaction involving Sunnova TEP III, LLC into certain agreements relating to tax equity financing with a commitment of approximately $50.0 million; and

(5) and any similar future tax equity financings involving any Subsidiary and a third-party investor (including pursuant to which the Issuer provides a performance guarantee).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trademark Security Agreement” means the Trademark Security Agreement, dated as of the Original Notes Issuance Date, between the Issuer and the Collateral Trustee.

“Transfer Agent” means an entity acting in its capacity as the transfer agent for the Common Stock.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee or the Collateral Trustee, as the case may be, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Trustee, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject; and

(2) who shall have direct responsibility for the administration of this Indenture or Collateral Trust Agreement, as the case may be.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided, that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“USA Patriot Act” means the USA PATRIOT ACT, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warehouse Financings” means, collectively:

(1) the warehouse facility, as amended from time to time, entered into by Sunnova LAP Holdings, LLC, Sunnova LAP I, LLC and Sunnova LAP II, LLC, each wholly owned Subsidiaries of the Issuer, with a borrowing capacity of $44.2 million;

(2) the warehouse facility, as amended from time to time, entered into by EZ-Own Portfolio, LLC, a wholly owned Subsidiary of the Issuer, with a borrowing capacity of $200.0 million;

(3) the warehouse facility, as amended from time to time, entered into by Sunnova AP 6 Warehouse II, LLC, a wholly owned Subsidiary of the Issuer, with a borrowing capacity of $175.0 million; and

(4) the facility, entered into by Sunnova TEP II Holdings, LLC, a wholly owned Subsidiary of the Issuer, with an initial commitment of $150.0 million with a maximum commitment of $250.0 million.

“Warrants” means the warrants issued pursuant to Section 11.07 of this Indenture, in the Form of Exhibit C hereto.

Section 1.02 Other Definitions

Term	Section
$1.03
Alternate Offer	4.08(f)
Affiliate Transaction	4.07(a)
Agent Members	2.1(b)
Authentication Order	2.03
Bankruptcy Law	6.01
Change of Control Offer	4.08(b)
Change of Control Payment	4.08(a)
Conversion Price	11.01(b)
covenant defeasance option	8.01(b)
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
Event of Default	6.01
Global Notes	Appendix A
Global Notes Legend	Appendix A
HoldCo	4.17
HoldCo Guaranty	4.17
IAI	Appendix A
Issuer	Preamble
legal defeasance option	8.01(b)
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Original Notes Issuance Date	Preamble
Paying Agent	2.04(a)
Permitted Indebtedness	4.03(b)
protected purchaser	2.08
QIB	Appendix A
Registrar	2.04(a)

Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Restricted Notes Legend	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Successor Company	5.01(a)(i)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(j) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 1.04 No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture.

ARTICLE II

THE NOTES

Section 2.01 Amount of Notes. The aggregate maximum principal amount of Notes which may be authenticated and delivered under this Indenture is $44,882,132.00 and any increases thereof as the result of payment of PIK Interest.

The Issuer may, from time to time on or after the Original Notes Issuance Date, issue Additional Notes with the consent of a majority in aggregate principal amount of the holders. With respect to any such Notes issued after the Original Notes Issuance, there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) set forth or determined in the manner provided in an Officers’ Certificate:

(1) the aggregate principal amount of such Notes;

(2) the issue price and issuance date of such Notes, including the date from which interest on such Notes shall accrue, which Notes may be issued in one or more series as designated by the Issuer; and

(3) if applicable, that such Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Note or a nominee thereof.

If any of the terms of any Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or an indenture supplemental hereto setting forth the terms of the Notes.

The Initial Notes, the PIK Notes and each series of Additional Notes, except as otherwise set forth herein with respect to redemptions, will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments and offers to purchase; provided, that, if any PIK Notes or Additional Notes are not fungible with the Initial Notes for U.S. federal income tax, securities law or other purposes, the PIK Notes or Additional Notes, as applicable, will have a separate CUSIP number, if applicable.

Section 2.02 Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof; provided, that, Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by the Depository in denominations of less than $2,000 (or if any PIK Interest has been paid, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

Section 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”), subject to the terms of this Indenture, Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holder of each of the Notes and delivery instructions.

One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of an Authentication Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any PIK Notes and Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.05 hereof.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by an Officer of the Issuer, a copy of which shall be furnished to the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04 Registrar; Paying Agent and Conversion Agent.

(a) The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency where the Notes may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Notes (including the name and address of each holder, and such holder’s right to the principal of, and stated interest on, the Notes) and of their transfer and exchange that complies with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder. The Issuer may have one or more co-registrars and one or more additional paying agents or conversion agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The term “Conversion Agent” means the Conversion Agent and any additional conversion agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and the Notes Custodian with respect to the Global Notes and DTC as Depository with respect to the Global Notes.

(b) The Issuer may enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent not party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer may act as Paying Agent, Conversion Agent or Registrar.

(c) The Issuer may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee and the holders; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar, Paying Agent or Conversion Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice to the Issuer and the Trustee.

Section 2.05 Paying Agent to Hold Money and PIK Notes in Trust. On or prior to 10:00 am, New York City time on each due date of the principal of, premium (if any) and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and cash interest, and increase the principal amount of the Notes or issue PIK Notes to pay PIK Interest pursuant to an Authentication Order delivered to the Trustee specifying the PIK Note amount to be issued on the applicable interest payment date, when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of, premium (if any) and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee. While any default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) will have no further liability for the money. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.06 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

Section 2.07 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, upon receipt of an Authentication Order, Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.14, 3.08, 3.09, 0, and Section 9.04 of this Indenture). The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Notes for a period of 15 days before a selection of Notes to be redeemed or converted or between a record date and the interest payment date. Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium (if any) and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar, Paying Agent or the Conversion Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such holder shall furnish an indemnity bond or security sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 14.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity Date money sufficient to pay all principal, premium (if any) and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, each Paying Agent and each Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, conversion, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation or that a holder has converted pursuant to Article XI hereof. Certification of the cancellation of all canceled Notes shall be delivered to the Issuer upon request. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer shall pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date, which specified record date shall not be less than ten (10) days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each affected holder, at least fifteen (15) days before the special record date, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, or make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.11.

Section 2.12 CUSIP Numbers, ISINs, Etc.

(a) The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and

“Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers applicable to the Notes.

(b) If, when any Common Stock is issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the IPO Issuer will use the same CUSIP and ISIN numbers with respect to such shares of Common Stock that are used by other shares of Common Stock issued in such IPO.

Section 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 14.06 of this Indenture.

Section 2.14 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the holder.

Section 2.15 Payment Net of Taxes.

(a) For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(b) Any and all payments by or on account of any obligation of the Issuer under any Note Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Issuer) requires the deduction or withholding of any Tax from any such payment by the Issuer, then the Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15), each holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Without duplication of any obligation under Section 2.15(b), Issuer shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each holder timely reimburse it for the payment of, any Other Taxes.

(d) Without duplication of any obligation under Section 2.15(b) or (c), Issuer shall indemnify each holder, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this

Section 2.15) payable or paid by such holder or required to be withheld or deducted from a payment to such holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Issuer by a holder shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Taxes by Issuer to a Governmental Authority pursuant to this Section 2.15, Issuer shall deliver to the applicable holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such holder.

(f) Status of Holders.

(i) If a holder is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document, it shall deliver to Issuer, at the time or times reasonably requested by Issuer, such properly completed and executed documentation reasonably requested by Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each holder, if reasonably requested by Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by Issuer as will enable Issuer to determine whether or not such holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below shall not be required if in a holder’s reasonable judgment such completion, execution or submission would subject such holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such holder.

(ii) Without limiting the generality of the foregoing:

(A) any holder that is a U.S. Person shall deliver to Issuer on or prior to the date on which such holder becomes a holder under this Indenture (and from time to time thereafter upon the reasonable request of Issuer), executed originals of IRS Form W-9 certifying that such holder is exempt from United States federal backup withholding tax;

(B) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to Issuer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of Issuer), whichever of the following is applicable:

(1) in the case of a Foreign Holder claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Note Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Note Document, IRS Form W- 8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Holder claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Holder is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Issuer within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Holder is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate (with appropriate modifications so that the certifications apply to such Foreign Holder and/or to each beneficial owner, as applicable) and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Holder is a partnership and one or more direct or indirect partners of such Foreign Holder are claiming the portfolio interest exemption, such Foreign Holder may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Holder shall, to the extent it is legally entitled to do so, deliver to Issuer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Holder becomes holder under this Agreement (and from time to time thereafter upon the reasonable request of Issuer), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Issuer to determine the withholding or deduction required to be made; and

(D) if a payment made to any holder under any Note Document would be subject to United States federal withholding Tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to Issuer at the time or times prescribed by law and at such time or times reasonably requested by Issuer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Issuer as may be necessary for Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Issuer in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to apply for a refund or make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.15 shall survive the assignment of rights by, or the replacement of, each holder, and the repayment, satisfaction or discharge of all of the Notes.

(i) The Issuer shall, at its own cost and expense, be permitted to replace any holder that requests reimbursement for amounts owing pursuant to this Section 2.15 with a replacement holder; provided, that (i) prior to any such replacement, such holder shall not have withdrawn such request for payment of such amounts, (ii) the replacement holder shall purchase, at par, all Notes and other amounts owing to such replaced holder on or prior to the date of replacement, (iii) such replacement will thereafter result in a reduction of amounts owing by the Issuer pursuant to this Section 2.15 and (iv) the replacement shall not conflict with applicable law.

ARTICLE III

REDEMPTION

Section 3.01 Redemption. The Notes, or any series of Notes, may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date and the cash value of the IPO Redemption Premium or the Warrants as applicable; provided, that, any such redemption shall be for an aggregate principal amount of Notes not less than $5,000,000 or such lesser amount that represents the aggregate outstanding principal amount of the Notes at such time.

Section 3.02 Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the form of Note set forth in Exhibit A hereto and this Article III.

Section 3.03 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note or the Issuer is required to redeem the Notes in accordance with Section 3.09 hereof, the Issuer shall notify the Trustee in an Officers’ Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount and applicable series of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days (or 5 Business Days in the event of a redemption pursuant to Section 3.09 hereof), unless a shorter period shall be agreed to by the Trustee, but not more than 60 days before a redemption date if the redemption is an optional redemption pursuant to Paragraph 5 of the Note; provided, notice may be given more than 60 days prior to a redemption date if issued in accordance with Section 8.01. The Issuer, subject to Section 3.05(b), may also include a request in such Officers’ Certificate that the Trustee gives the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

Section 3.04 Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made (a) by the Trustee on a pro rata basis or as otherwise required in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable with respect to each applicable series of Notes to be redeemed) and (b) by DTC in accordance with Applicable Procedures if the Notes to be redeemed are Global Notes; provided, that, no Notes in denominations of $2,000 (and integral multiples of $1,000 in excess thereof) or less (or if a PIK Payment has been made, no Notes of $1.00 or less) shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in the amount of $1.00 or any integral multiple of $1.00 in excess thereof). Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

Section 3.05 Notice of Redemption.

(a) At least fifteen (15) but not more than sixty (60) days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer will send to the Depository in accordance with Applicable Procedures or shall mail or cause to be mailed by first-class mail, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than sixty (60) days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII and redemption notices issued in connection with the Issuer’s mandatory redemption under Section 3.09 hereof may be given on three (3) Business Days’ notice, subject to the applicable procedures of the Depositary.

Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued and unpaid interest to, but excluding, the redemption date;

(iii) as applicable, the number of shares of Common Stock representing the aggregate IPO Redemption Premium and the cash value thereof, if then calculable;

(iv) the name and address of the Paying Agent;

(v) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued (or transferred by book entry) in the name of the holder thereof upon cancellation of the original Note;

(vi) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(vii) if fewer than all the outstanding Notes of such series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of such series of Notes to be outstanding after such partial redemption;

(viii) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(ix) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(x) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(xi) any condition precedent applicable to the redemption.

(b) At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least five (5) Business Days prior to the date such notice is to be provided to holders, unless a shorter period shall be agreed to by the Trustee. If any of the Notes are in the form of a Global Note, then the Issuer, or the Trustee at the Issuer’s request, shall modify the notice to be given pursuant to this Section 3.05 and the method of delivery of such notice to the extent necessary to accord with the Applicable Procedures that apply to the redemption of Global Notes and beneficial interests in Global Notes.

(c) Notice of any optional redemption of the Notes in connection with a corporate transaction may, at the Issuer’s discretion be given prior to the completion of such corporate transaction, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be extended until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so extended. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless any conditions precedent have not been satisfied or waived. Upon surrender to the Paying Agent, such Notes shall be paid on the redemption date at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but not including, the redemption date and such Notes shall be cancelled by the Trustee; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

Section 3.07 Deposit of Redemption Price. With respect to any Notes called for redemption, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash), if any, to, but not including, the redemption date on all Notes or portions thereof to be redeemed on that date (including any PIK Notes or any increased principal amount of Notes sufficient to pay PIK Interest) other than Notes or portions of Notes called for redemption that have been previously delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest (including accrued and unpaid PIK Interest which for the avoidance of doubt shall be paid in cash), if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent in excess of the amounts necessary to pay such amounts.

Section 3.08 Notes Redeemed in Part. If any Note of any series is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.

Section 3.09 Mandatory Redemption Upon IPO.

(a) Upon the closing of an IPO, the Issuer shall be required to redeem Notes for which no Conversion Notice (as defined below) was delivered on or prior to the Conversion Deadline (as defined below) in accordance with the provisions of Article XI (an “IPO Redemption”), at a redemption price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid cash interest, together with an amount of cash equal to the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO) and all accrued and unpaid PIK Interest, to, but excluding, the mandatory redemption date, and will be payable in cash, to the date fixed for the mandatory redemption, in accordance with the procedures set forth in this Section 3.09.

(b) An IPO Redemption shall be conducted in compliance with this Article III, including Section 3.03 through Section 3.08 hereof.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer shall promptly pay the principal of, the cash value of any IPO Redemption Premium, if any, with respect to any redemption or retirement, as applicable, and cash interest on the Notes and increase the principal amount of the Notes or issue PIK Notes to pay the PIK Interest on the Notes, on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, cash interest and any PIK Notes or any increased principal amount of Notes sufficient to pay all PIK Interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m., New York City time, money sufficient to pay all principal and cash interest then due, and upon delivery of an Authentication Order to the Trustee on or prior to the date the payment is due of any PIK Notes to be authenticated and delivered or any increased principal amount of the applicable Global Notes sufficient to pay all PIK Interest then due, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture. Any payment of principal or interest shall be applied ratably among all series of Notes for which principal or interest is due and owing on such date.

(b) The Issuer shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Notes, and it shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate borne by the Notes to the extent lawful.

(c) The Issuer shall provide the Trustee, Paying Agent (if other than the Trustee) and the holders of Notes, written notice of its calculation of cash interest and PIK Interest pursuant to paragraph 1 of the Notes, no less than 10 Business Days prior to the relevant Interest Payment Date, which notice shall specify the amount to be paid as cash interest and the amount to be paid as PIK Interest, if any.

Section 4.02 Reports and Other Information.

(a) So long as any Notes are outstanding, the Issuer will provide to the Trustee and, upon request for so long as any Notes are outstanding, the Issuer will provide to the beneficial owners of Notes, a copy of all of the information and reports referred to below; provided, that, in the event that the Issuer enters into registration with respect to an IPO, the Issuer shall not be required to disclose any information or take any actions hereunder that, in the view of the Issuer, would violate the securities laws or the SEC’s “gun-jumping” rules or otherwise have an adverse effect on the IPO:

(i) within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, the audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows of the Issuer and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants registered with the PCAOB (without qualification and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuer and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii) within five (5) Business Days of delivery (if any) to Issuer’s stockholders pursuant to the Investors Agreement, a draft Annual Budget for the succeeding calendar year and any modifications thereto; provided, that, such obligation shall cease upon the consummation of an IPO;

(iii) within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of the Issuer, the consolidated balance sheet and related consolidated statements of operations and cash flows of the Issuer and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified pursuant to an Officers’ Certificate as presenting fairly in all material respects the financial condition and results of operations of the Issuer and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iv) concurrently with any delivery of financial statements under clause (i) or (iii) above, an Officers’ Certificate certifying, to such Officer’s knowledge, as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

(v) within ten (10) Business Days after the occurrence of such an event, a current report that contains a brief summary of the material terms, facts and/or circumstances involved to the extent not otherwise publicly disclosed: (A) completion of a merger of the Issuer with or into another Person or a material acquisition or disposition of assets by the Issuer outside the ordinary course of business or (B) the institution of, or material development under, bankruptcy proceedings under the U.S. Bankruptcy Code or similar proceedings under state or federal law with respect to the Issuer.

(b) Notwithstanding the foregoing, (i) the Issuer will not be required to deliver any information, certificates or reports that would otherwise be required by (A) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, or (B) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, and (ii) such information will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X.

(c) The Issuer shall, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Person is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request in writing, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Notwithstanding the foregoing, the Issuer will be deemed to have delivered such information referred to in this Section 4.02 to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Issuer (or, following an IPO, the IPO Issuer) has filed reports containing such information with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.02 shall be deemed satisfied and the Issuer will be deemed to have delivered such information referred to this

Section 4.02 to the Trustee for all purposes of this Indenture by the posting of reports that would be required to be provided on the Issuer’s website (or that of any of the Issuer’s parent companies). The Trustee shall have no obligation to monitor, on a continuing basis or otherwise, whether the Issuer (or any of the Issuer’s parent companies) or the IPO Issuer complies with such covenants with respect to any such reports, document or information or whether the Issuer or the IPO Issuer posts such reports, information and documents on its website or the SEC’s EDGAR service, or to collect any such information from the Issuer’s (or any of the Issuer’s parent companies) or the IPO Issuer’s website or the SEC’s EDGAR service.

(e) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on the Officers’ Certificates). The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated hereunder.

Section 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Issuer shall not directly or indirectly, including, but not limited to, through the provision of a guarantee or other credit support by the Issuer, Incur any Indebtedness or issue any shares of Disqualified Stock.

(b) The limitations set forth in Section 4.03(a) shall not apply to the following (“Permitted Indebtedness”):

(i) the Incurrence by the Issuer of Indebtedness represented by the Notes (including PIK Interest);

(ii) Indebtedness Incurred by the Issuer constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(iii) obligations pursuant to any unsecured guarantee of the obligations of any Subsidiary, including any guarantee made in connection with the Securitization Transactions, Tax Equity Transactions and the Warehouse Financings and any refinancings, amendments, replacements or substitutions thereof; provided, that, this clause shall not permit any guarantee or incurrence of Indebtedness for borrowed money;

(iv) Hedging Obligations of the Issuer that are not Incurred for speculative purposes;

(v) obligations (including reimbursement obligations with respect to letters of credit, bank guarantees warehouse receipts and similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by the Issuer in the ordinary course of business or consistent with past practice or industry practice;

(vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(vii) Indebtedness in respect of Obligations of the Issuer to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that, such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(viii) (A) the intercompany Indebtedness set forth on Schedule 4.03 and (B) the incurrence by the Issuer of intercompany Indebtedness owed to any Subsidiary; provided, that, any Indebtedness incurred under this clause (viii) shall be expressly subordinated to the Notes and pledged as part of the Collateral;

(ix) to the extent constituting Disqualified Stock, (A) the issuance of Capital Stock of the Issuer to any employee, director, officer, manager or consultant, and (B) the exchange for or the conversion of any Capital Stock of the Issuer into another form of Capital Stock of the Issuer; provided, that, the aggregate Indebtedness incurred under this clause (ix) shall not exceed $1.0 million annually; and

(x) the ECP Subordinated Indebtedness.

(c) This covenant shall not restrict (i) the ability of any Subsidiary of the Issuer to refinance or Incur any Indebtedness, and (ii) the incurrence by the Issuer of Indebtedness contemporaneously with, and for purposes of, the discharge in whole of the Notes and other Obligations outstanding under the Note Documents, provided, that, the Issuer shall have issued a notice of redemption pursuant to the provisions of Article III hereof, and the only condition set forth therein shall be the receipt of proceeds sufficient to redeem the Notes and to pay all other Obligations outstanding under the Note Documents.

Section 4.04 Limitation on Restricted Payments.

(a) The Issuer shall not directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of any of the Issuer’s Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer or any cash payment made to the holders of any shares of Preferred Stock of the Issuer;

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or HoldCo;

(iii) apply any Net Proceeds from Asset Sales for any purposes other than as permitted under this Indenture; or

(iv) make any Investment other than a Permitted Investment.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or HoldCo held by any future, present or former holder, including any employee, director, officer, manager or consultant of the Issuer or HoldCo or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, including in connection with the withholding portion granted or awarded for payable taxes; provided, however, that the aggregate Restricted Payments made under this clause (i) do not exceed $1.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $2.0 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Issuer or HoldCo (to the extent contributed to the Issuer) after the Original Notes Issuance Date;

(ii) the payment, defeasance, repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided, that, all Notes tendered by holders of the Notes in connection with a Change of Control Offer or required to be redeemed or purchased pursuant to Section 4.06(b) have been repurchased, redeemed or acquired for value;

(iii) issuance of any Capital Stock of the Issuer to HoldCo;

(iv) the repayment of intercompany debt among the Issuer and any Subsidiaries that was permitted to be incurred under this Indenture;

(v) redemptions, repurchases, retirements or other acquisitions of Equity Interests deemed to occur upon exercise or conversion of stock appreciation rights, restricted stock, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities, stock options or warrants or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represent all or a portion of the exercise price of such options or warrants or other securities convertible into or exchangeable for Equity Interests; provided, however, that it shall be a Restricted Payment if any portion of such exercise or conversion price is payable in cash;

(vi) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer, any of its Subsidiaries or any direct or indirect parent companies; provided, however, that the aggregate Restricted Payments made under this clause (vi) do not exceed $50,000;

(vii) Permitted Tax Distributions;

(viii) so long as no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount not to exceed $3.0 million since the Original Notes Issuance Date; and

(ix) the repurchase of the Issuer’s Series B common stock from certain former employees in an aggregate amount not to exceed $1.0 million since the 2021 Notes Issue Date.

(c) Subject to the last paragraph of Section 4.07, this covenant shall not restrict the ability of any Subsidiary of the Issuer to make any of the payments described in Section 4.04(a).

Section 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Issuer or such Subsidiary of the Issuer to:

(a) (i) pay dividends or make any other distributions to the Issuer or any Subsidiary of the Issuer (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any Subsidiary of the Issuer;

(b) make loans or advances to the Issuer or any Subsidiary of the Issuer; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any Subsidiary of the Issuer,

except in each case for such encumbrances or restrictions existing under or by reason of:

(i) (A) contractual encumbrances or restrictions in effect on the Original Notes Issuance Date (including the AP5 Term Loan, provided that the Issuer shall repay and extinguish such Indebtedness no later the next succeeding Business Day following the Original Notes Issuance Date) and (B) contractual encumbrances or restrictions pursuant to the Securitization Transaction, Tax Equity Transactions and the Warehouse Financing and any contractual encumbrances or restrictions that are similar to the foregoing, contractual encumbrances or restrictions under other financing transactions that are similar to the foregoing, or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments similar to any of the foregoing; including in each case, for the avoidance of doubt, any scheduled or mandatory amortizations, restrictions on dividends or cash sweep provisions thereunder;

(ii) this Indenture, the Notes or the other Note Documents;

(iii) applicable law or any applicable rule, regulation or order or the terms of any license, authorization, concession or permit provided by any Governmental Authority;

(iv) any agreement or other instrument of a Person acquired (or assumed in connection with the acquisition of property) by the Issuer or any Subsidiary of the Issuer which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(v) contracts or agreements for the sale of assets, including any restriction with respect to a Subsidiary of the Issuer imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Subsidiary of the Issuer;

(vi) Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(vii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(viii) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(ix) customary provisions contained in leases, subleases, licenses, sublicenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(x) in the case of clause (c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including, without limitation, licenses of intellectual property) or other contracts;

(xi) Disqualified Stock or Preferred Stock of such Subsidiaries of the Issuer issued prior to or following the Original Notes Issuance Date in compliance with this Indenture;

(xii) customary restrictions and conditions contained in the document relating to any Lien so long as such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien;

(xiii) agreements governing Hedging Obligations incurred in the ordinary course of business; and

(xiv) any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided, that, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Subsidiary to other Indebtedness Incurred by the Issuer or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06 Section 4.06 Asset Sales.

(a) The Issuer shall not make an Asset Sale, unless (x) the Issuer receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer is in the form of Cash Equivalents; provided, that, the amount of:

(i) any liabilities (as shown on the Issuer’s most recent balance sheet or in the notes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith) of the Issuer (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(ii) any securities, notes or other obligations or other securities or assets received by the Issuer from such transferee that are converted by the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(iii) Indebtedness of any Subsidiary of the Issuer that is no longer a Subsidiary of the Issuer as a result of such Asset Sale, to the extent that the Issuer and each other Subsidiary of the Issuer is released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) With respect to any Asset Sale by the Issuer, (A) no Permitted Holder shall purchase or acquire any asset which is the subject of such Asset Sale without the consent of the holders of a majority in aggregate principal amount of the Notes and (B) immediately after the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer shall use all of the Net Proceeds to redeem the maximum principal amount of Notes that may be redeemed out of the Net Proceeds in accordance with the provisions of this Indenture or via open market purchases at or above par.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to Section 4.06(b). To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Any redemption pursuant to Section 4.06(b) shall be conducted in compliance with Article III of the Indenture, including Section 3.03 through Section 3.08 thereof at the price specified in paragraph 5 of the Notes.

Section 4.07 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) unless:

(i) such Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to the Issuer or the relevant Subsidiary of the Issuer than those that could have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person;

(ii) such Affiliate Transaction is consented to by the holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class; and

(iii) the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) and (ii) above and that all conditions precedent have been met.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Issuer and/or any of its Subsidiaries (or an entity that becomes a Subsidiary of the Issuer as a result of such transaction);

(ii) any issuance of Equity Interests in the Issuer which otherwise complies with the provisions of this Indenture (but excluding, for the avoidance of doubt, any issuance of Equity Interests in a Subsidiary to any Affiliate), and those Affiliate Transactions in effect on the Original Notes Issuance Date or the 2021 Notes Issue Date set forth on Schedule 4.07 and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Issuer or a Subsidiary, taken as a whole, in any material respect than the agreement so amended or replaced.

(iii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iv) the payment of customary fees, out-of-pocket costs and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Issuer, any Subsidiary of the Issuer, or HoldCo;

(v) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(vi) the issuances of securities or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to or in connection with the funding of employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Subsidiary, as appropriate, in good faith;

(vii) any contribution to the capital of the Issuer;

(viii) transactions permitted by, and complying with, Section 5.01;

(ix) any employment agreements entered into by the Issuer or any Subsidiary in the ordinary course of business, and advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business; and

(x) licenses of, or other grants of rights to use, intellectual property granted by the Issuer or any Subsidiary in the ordinary course of business or consistent with industry practice.

Notwithstanding anything to the contrary contained in this Section 4.07, the Issuer shall not enter into any agreement (including without limitation, the acquisition of any Equity Interests of any Subsidiary or any purchase or other acquisition of assets which are the subject of any Asset Sale) with the Sponsor or any portfolio company of the Sponsor without the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class.

Section 4.08 Change of Control.

(a) Subject to Section 4.08(i), upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, including any PIK Notes or any increased principal amount of Notes as payment for PIK Interest, plus accrued and unpaid cash interest together with an amount of cash equal to all accrued and unpaid PIK Interest, if any, to, but excluding, the date of repurchase and, if such repurchase occurs following the consummation of an IPO, the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO) (the “Change of Control Payment”) (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08.

(b) Within three (3) days, or as soon as practical, after the Issuer gains knowledge of the Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall mail (or with respect to Global Notes, to the extent permitted or required by Applicable Procedures, send electronically) a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee (or deliver a notice pursuant to the procedures of the Depository) stating:

(i) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes for the Change of Control Payment (subject to the right of the holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii) the circumstances regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased; and

(v) that all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the payment date.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than two Business Days prior to the purchase date a facsimile or electronic transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the holders entitled thereto and, if such purchase date occurs following the consummation of an IPO, the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO).

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if: (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer; (ii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.05, unless and until there is a default in payment of the applicable redemption price; or (iii) in connection with or in contemplation of any Change of Control, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

(g) Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h) If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as set forth in this Section 4.08, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.08, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment.

(i) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(j) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

Section 4.09 Pro Rata Payments. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid, any consideration to or for the benefit of any holder of Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. The Issuer will not, and will not permit any of its Affiliates, to pay any interest, principal or premium, if any, purchase price of any Note when due at its Stated Maturity, upon optional redemption, upon optional repurchase (in the open market or otherwise), upon required repurchase, upon declaration or otherwise unless such interest, principal or premium, if any, or purchase price is offered to be paid and is paid pro rata to all holders of the Notes.

Section 4.10 Liens.

(a) The Issuer shall not directly or indirectly, create or Incur any Lien (except Permitted Liens) on any asset or property of the Issuer securing Indebtedness of the Issuer unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b) Any Lien that is granted to secure the Notes under Section 4.10(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under such Section 4.10(a).

Section 4.11 Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 14.02.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

Section 4.12 Further Assurances; Impairment of Security Interest.

(a) The Issuer will not take any action, or omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Trustee, the Trustee and the holders except as expressly set forth in this Indenture or the Security Documents.

(b) The Issuer shall at its sole cost and expense, execute and deliver all such agreements and instruments and take all further action as necessary or as the Collateral Trustee or the Trustee shall reasonably request to assure and confirm that the Collateral Trustee holds, for the benefit of itself, the Trustee, and the holders of Notes Obligations, duly created and enforceable and perfected Note Liens upon the Collateral (including any acquired Property or other Property required by any Security Document to become, Collateral after the Original Notes Issuance Date), in each case, as contemplated by, and with the Lien priority required under, the Security Documents, and in connection with any merger, consolidation or sale of assets of the Issuer, the property and assets of the Person which is consolidated or merged with or into the Issuer, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Issuer shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Note Liens, in the manner and to the extent required under the Security Documents.

(c) At any time and from time to time, in each case at the direction of the holders in accordance with this Indenture and the Security Documents, the Issuer shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Note Documents for the benefit of the holders.

(d) In addition to the Collateral, from and after the Original Notes Issuance Date, if the Issuer acquires any Property that constitutes Collateral requiring any supplemental security document for such collateral or other actions to achieve a perfected Lien on such collateral, the Issuer shall promptly (but not in any event no later than the date that is twenty (20) Business Days (or, in the case of real property, thirty (30) days) after which such Property is acquired), to the extent permitted by applicable law, execute and deliver to the Collateral Trustee appropriate Security Documents (or amendments thereto) in such form as shall be necessary to grant the Collateral Trustee a valid and enforceable perfected Lien on such Collateral or take such other actions in favor of the Collateral Trustee as shall be reasonably necessary to grant a valid and enforceable perfected Lien on such Collateral to the Collateral Trustee, for the benefit of itself, the Trustee and holders of the Notes, subject to the terms of this Indenture and the other Note Documents.

Section 4.13 Existence; Business and Properties.

(a) The Issuer will do, and will cause each Subsidiary of the Issuer to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect and except as otherwise permitted under this Indenture.

(b) The Issuer will not, and will cause each of its Subsidiaries not to, engage in any business activity or undertake any other activity, except any activity (i) relating to the business it is currently conducting, and any Similar Business, (ii) relating to the offering, sale or issuance of the Notes, the incurrence of Indebtedness represented by the Notes or permitted by the terms of any Note Document, (iii) undertaken with the purpose of fulfilling any obligations under the Notes or any security documents or other agreements relating to the Notes, (iv) directly related to the establishment and/or maintenance of the Issuer’s corporate existence, (v) performing any act incidental to or necessary in connection with any of the above or (vi) other activities that are not specified in (i) through (v) above that are de minimis in nature.

Section 4.14 Maintenance of Insurance. The Issuer will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Trustee, upon written request from the Trustee, information presented in reasonable detail as to the insurance so carried. The Issuer shall use commercially reasonable efforts (taking into consideration any limitations contained in such policies or applicable to the Issuer or any of its Subsidiaries, including in any Material Contracts (as such term is defined in the Purchase Agreement)) to cause the Collateral Trustee to be listed as an additional insured on any such liability insurance held by the Issuer with respect to the assets of the Issuer as their interests may appear and, if property insurance is obtained, the Collateral Trustee to be listed as a co-loss payee under any such property insurance held by the Issuer with respect to the assets of the Issuer; provided, that, so long as no Event of Default has occurred and is then continuing, the Collateral Trustee will provide any proceeds of such property insurance to the Issuer to the extent that the Issuer undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby or are otherwise applied in a manner permitted hereunder. The Issuer shall deliver to the Trustee within 20 Business Days following the Original Notes Issuance Date (or such later date as the Trustee may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Issuer and the Subsidiaries pursuant to this Section 4.14.

Section 4.15 Payment of Taxes, etc. The Issuer shall, and shall cause each of its Subsidiaries to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Issuer or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make such payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.16 Compliance with Laws. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all laws, rules, regulations and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property (including without limitation the USA Patriot Act), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that, this Section 4.16 shall not apply to laws related to Taxes, which are the subject of Section 4.15.

Section 4.17 HoldCo Covenant. In the event that a holding company is established for the sole purpose of holding the Equity Interests in the Issuer (any such company, “HoldCo”), such HoldCo shall provide a guarantee of the Issuer’s obligations under the Notes and this Indenture (the “HoldCo Guaranty”) and shall pledge the Equity Interests in the Issuer to secure the Notes Obligations; provided, that the foregoing requirements shall not apply to a HoldCo formed solely for the purpose of conducting an IPO in accordance with Section 4.18 hereof. HoldCo shall not Incur any Indebtedness or Liens, or engage in any business activities or own any property other than (i) if required, the execution and delivery of the Note Documents and the consummation of the transactions contemplated thereby, (ii) the ownership of Capital Stock of the Issuer and, indirectly, any other subsidiary of the Issuer, (iii) activities and contractual rights incidental to (A) maintenance of its corporate existence and its ownership of the Issuer and (B) any of the IPO-related transactions described in Section 4.19 hereof, and (iv) if required, performance of its obligations under the Note Documents to which it is a party and all documents and agreements related thereto and any obligations incidental thereto.

Section 4.18 Accounting Firms. The Issuer shall not appoint or change the Issuer’s independent auditor to an independent registered public accounting firm other than Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP or PricewaterhouseCoopers LLP, or their respective successors.

Section 4.19 IPO Reorganization. Notwithstanding anything to the contrary in this Indenture or any Note Document, including, without limitation, Section 4.17 and Article V, or the Notes, this Indenture will not restrict the ability of the Issuer to undertake a series of internal restructuring activities taken in connection with an IPO whereby the Issuer would implement a holding company organizational structure via merger pursuant to Section 251(g) of the General Corporation Law of the State of Delaware by taking the following steps (it being understood that except as expressly set forth herein, all obligations of the Issuer in the Note Documents will remain in full force and effect following the consummation of an IPO):

(a) formation of a holding company (a direct, wholly owned subsidiary of the Issuer) and a merger sub (a direct, wholly owned subsidiary of the holding company) for the sole purpose of implementing the merger;

(b) immediately prior to or contemporaneously with the closing of an IPO, merging merger sub with and into the Issuer, with the Issuer continuing as the surviving corporation as a wholly owned subsidiary of the holding company, and resulting in each stockholder of the Issuer becoming a stockholder of the holding company holding the same proportional equity interests as immediately prior to the merger;

(c) conversion of all of the outstanding shares of the Issuer’s Series B common stock into shares of Common Stock;

(d) conversion of all of the outstanding shares of the Issuer’s Series A convertible preferred stock and Series C convertible preferred stock into shares of Common Stock; and

(e) the entry into and performance of any documents, agreements, actions or transactions directly related to any of the foregoing.

ARTICLE V

SUCCESSOR COMPANY

Section 5.01 When Issuer May Merge or Transfer Assets.

(a) The Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the other Note Documents, pursuant to supplemental indentures, amendments, joinders or other documents or instruments, as applicable;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or the Issuer or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv) the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, amendments, joinders or other documents or instruments, as applicable (if any) comply with this Indenture and the other Note Documents; and

(v) any Collateral owned by or transferred to the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made continues to constitute Collateral under the Note Documents, subject to the Note Liens, except as permitted by this Indenture or the other Note Documents.

Except in the case of a lease, the Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clause (iii) of this Section 5.01, the Issuer may merge, consolidate or amalgamate with an Affiliate solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia, any territory of the United States or any province or territory thereof or any subdivision thereof or may convert into a corporation, partnership, limited liability company or similar entity, so long as the amount of Indebtedness of the Issuer is not increased thereby. Notwithstanding the foregoing, this Section 5.01 shall not apply to an IPO, including with respect to a merger or amalgamation of some or all of the Issuer and its Subsidiaries undertaken in connection with such IPO; provided, that, the effectiveness of such reorganization shall be conditioned upon the completion of such IPO or otherwise complies with Section 4.18 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to Notes if:

(a) there is a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of seven (7) days;

(b) there is a default in the payment of principal or premium (including the cash value of any IPO Redemption Premium), if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c) [intentionally omitted];

(d) there is a failure by the Issuer or any Subsidiary of the Issuer for sixty (60) days after receipt of written notice given by the Trustee or the holders of not less than 33% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above and clause (j) below) contained in the Note Documents;

(e) there is a failure by the Issuer or any Subsidiary to pay any Indebtedness, in each case within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent;

(f) the Issuer, or any Subsidiary of the Issuer with more than $5.0 million in liabilities outstanding at such time, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, or any Subsidiary of the Issuer with more than $5.0 million in liabilities outstanding at such time, in an involuntary case;

(ii) appoints a Custodian of the Issuer, or any Subsidiary of the Issuer with more than $5.0 million in liabilities outstanding at such time, or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer, or any Subsidiary of the Issuer with more than $5.0 million in liabilities outstanding at such time,

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for sixty (60) days;

(h) there is a failure by the Issuer or any Subsidiary of the Issuer to pay final and non-appealable judgments aggregating in excess of $5.0 million or (net of any amounts which are covered by enforceable insurance policies issued by a carrier who has not disclaimed coverage, or self-insurance or reinsurance agreements), which judgments are not discharged, waived or stayed for a period of sixty (60) days,

(i) the occurrence of any of the following:

(i) except as permitted by the Note Documents, any Security Document establishing the Note Liens ceases for any reason to be enforceable; provided, that, it will not be an Event of Default under this clause (i)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million, ceases to be enforceable; provided further that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Issuer becomes aware of such failure, which failure has not been cured during such time period;

(ii) except as permitted by the Note Documents, any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million, ceases to be an enforceable and perfected Lien, subject only to Permitted Liens; provided, that, if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Issuer becomes aware of such failure, which failure has not been cured during such time period;

(iii) if a HoldCo is formed after the Original Notes Issuance Date and a guarantee by such HoldCo is required by Section 4.17 hereof, any guarantee of the Obligations of the Issuer by HoldCo ceases to be in full force and effect, is declared null and void in a judicial proceeding or HoldCo denies or disaffirms its obligations under this Indenture or its guarantee;

(iv) the Issuer, or any Person acting on behalf of the Issuer, denies or disaffirms in writing any obligation of the Issuer set forth in or arising under any Security Document establishing Note Lien; or

(v) any of the representations and warranties set forth in Article IV of the Purchase Agreement shall prove to have been incorrect in any material respect when made or deemed made (or if already qualified by materiality or Material Adverse Effect (as that term is defined in the Purchase Agreement), incorrect in any respect when made or deemed made); or

(j) the Issuer fails to comply with its obligation to convert a Note in accordance with Article XI hereof upon a holder’s exercise of its conversion rights with respect to such Note.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (c) or (d) above shall not constitute an Event of Default until the Trustee or the holders of at least 33% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clauses (c) or (d) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The term “Bankruptcy Law” means Title 11, United States Code or any similar U.S. Federal, provincial, territorial or state bankruptcy, insolvency or reorganization law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs with respect to the Notes and is continuing, the Trustee by notice to the Issuer or the holders of at least 33% in principal amount of all outstanding Notes under this Indenture (with a copy to the Trustee) by notice to the Issuer may declare the principal of, premium (including the cash value of any IPO Redemption Premium), if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium (including the cash value of any IPO Redemption Premium), if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

In the event of any Event of Default specified in Section 6.01(e), but provided that there has been no declaration of acceleration with respect to such Event of Default, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within twenty (20) days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events. For the avoidance of doubt, an acceleration of the Notes hereunder may not be annulled without the consent of a majority of the holders.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of, premium (including the cash value of any IPO Redemption Premium), if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of all outstanding Notes under the Indenture by written notice to the Trustee, on behalf of all holders, may waive an existing Event of Default and its consequences except (a) an Event of Default in the payment of the principal of or interest on a Note, (b) an Event of Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When an Event of Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority. The holders of a majority in principal amount of all outstanding Notes under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, any other Note Document, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to security or indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action or following such direction.

Section 6.06 Limitation on Suits.

(a) No holder may pursue any remedy with respect to this Indenture unless:

(i) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii) holders of at least 33% in principal amount of all the outstanding Notes under the Indenture have requested the Trustee in writing to pursue the remedy;

(iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(v) the holders of a majority in principal amount of all the outstanding Notes under the Indenture have not given the Trustee a direction inconsistent with such request within such 60-day period; and

(b) A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Section 6.07 Contractual Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of, premium (if any) and interest on the Notes held by such holder, and any consideration due under Article XI upon conversion of its Note, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal of, premium (if any), and interest then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, agents, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursement and advances of the Trustee, its agents, its counsel and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or agreement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.10 Priorities. Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee, the Collateral Trustee, and the agents and attorneys of the Trustee and Collateral Trustee for amounts due hereunder, including but not limited to payment of all compensation, expenses and liabilities incurred and all advances made by the Trustee or Collateral Trustee and the costs and expenses of collection;

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Trustee shall send to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

Section 6.12 Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to verify and need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money or U.S. Government Obligations received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01, and the provisions of this Article VII will apply to the Trustee, Paying Agent and Conversion Agent.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(i) (The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Paying Agent and Conversion Agent.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(l) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(m) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(n) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(o) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(p) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict with 90 days or resign. Any Paying Agent, Conversion Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i) or of the identity of any Subsidiary of the Issuer unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 14.02 hereof from the Issuer or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee shall send, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default or Event of Default within the later of ninety (90) days after it occurs or thirty (30) days after it is actually known to a Trust Officer or written notice if it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the noteholders. The Issuer shall deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Issuer also shall deliver to the Trustee, within thirty (30) days after the occurrence thereof, written notice of any event which would constitute certain Defaults or Events of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for the Trustee’s acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances Incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such disbursements, advances or expenses as may be attributable to its negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees, disbursements, expenses and Taxes (other than Taxes based upon, measured by or determined by the income of the Trustee)) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against any Issuer (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees, disbursements and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees, disbursements and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses (including the charges and expenses of the Trustee’s agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) The Trustee may resign at any time with respect to one or all series of Notes by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation or association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee, rights of registration or of transfer or exchange of Notes, as expressly provided for in this Indenture as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including PIK interest which for the avoidance of doubt shall be paid in cash) on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) the Issuer has paid all other sums payable under this Indenture and has issued or will simultaneously with the deposit referred to above, issue the Warrants, as certified to the Trustee in an Officers’ Certificate; and

(iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

All of the Collateral will be automatically released from the Lien securing the Notes, as provided under Section 13.07 hereof, upon the satisfaction and discharge of this Indenture in accordance with the provisions described above.

(b) Subject to Section 8.01(c), Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.10 and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Subsidiaries of the Issuer only), 6.01(h) and 6.01(i) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Subsidiaries of the Issuer only), 6.01(h) and 6.01(i).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07, 7.08 and 7.09, and in this Article VIII and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

Section 8.02 Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Notes (including an amount of cash equal to all accrued and unpaid PIK Interest to the applicable date) when due at maturity or redemption, as the case may be and has issued or will simultaneously with the deposit referred to above, issue the Warrants (as certified to the Trustee by the Issuer in an Officers’ Certificate);

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) no Default (other than resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred or is continuing on the date of such deposit;

(iv) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating, subject to customary assumptions and qualifications, that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi) such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect, subject to customary assumptions and qualifications, that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

All of the Collateral will be released from the Lien securing the Notes, as provided under Section 13.07 hereof, upon the exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with the provisions described above.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and cash interest (together with an amount of cash equal to accrued and unpaid PIK Interest) on the Notes so discharged or defeased.

Section 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05 [Reserved].

Section 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the

Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of the Holders.

(a) The Issuer, the Trustee and the Collateral Trustee (if applicable with respect to the Security Documents) may amend this Indenture and the Notes without notice to or consent of any holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Sections 163(f), 871(h) and 881(c)(2) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(iv) to add a guarantee or other obligor with respect to the Notes;

(v) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;

(vi) to make any change that would provide any additional rights or benefits to the holders or does not adversely affect the rights of any holder;

(vii) to provide for the issuance of Additional Notes subject to the limitations set forth in this Indenture, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities;

(viii) to provide for the issuance of PIK Notes or the increase of the principal amount of the Notes to pay PIK Interest in accordance with the terms of this Indenture;

(ix) in the event that any PIK Notes are issued as Definitive Notes, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes;

(x) to adjust the Base Price or otherwise give effect to the adjustments provided in Article XI;

(xi) to release or subordinate Liens on Collateral in accordance with the Note Documents;

(xii) to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release, termination or discharge is provided for in accordance with this Indenture and the other Note Documents;

(xiii) to add any Collateral, to secure the payments due to the holders or to evidence the release, termination or discharge of any Liens, in each case as provided in this Indenture or the other Note Documents, as applicable;

(xiv) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents establishing Note Liens; or

(xv) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(xvi) to comply with the rules of any applicable depositary; or

(xvii) to cause the IPO Issuer to become a party to this Indenture as provided in Section 11.04(d).

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

Section 9.02 With Consent of the Holders. Except as set forth in the next sentence and in the last paragraph of this Section 9.02, the Issuer, the Trustee and the Collateral Trustee (if applicable with respect to the Security Documents) may amend this Indenture, the Notes and the Security Documents with the consent of the Issuer and the holders of at least a majority in principal amount of all the Notes then outstanding under the Indenture voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes, or the Security Documents or may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class. Sections 2.09 and 14.06 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(a) reduce the principal amount of Notes whose holders must consent to an amendment;

(b) reduce the rate of or extend the time for payment of interest on any Note (other than in accordance with the explicit terms of any series of Notes), or reduce the portion of the accrued interest on any payment date that is required to be paid in cash;

(c) reduce the principal of or change the Stated Maturity of any Note;

(d) reduce the price payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III and Sections 5 and 9 of the Notes;

(e) make any Note payable in money other than that stated in such Note;

(f) expressly subordinate the Notes or the Note Liens to any other Indebtedness of the Issuer;

(g) impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(h) make any change in Section 9.01 or Section 9.02; or

(i) make any change that impairs or adversely affects the conversion rights of any holder under Article XI hereof or except as provided for in Article XI, otherwise reduces the number of shares of Common Stock, amount of cash or any other property receivable by a holder upon conversion.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective (other than an amendment for which holders of all of the outstanding principal amount of the Notes shall have consented to), the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

In addition, the following amendments, supplements to or waivers of the provisions of this Indenture or any Note Documents, will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding:

(i) the release of all or substantially all of the Collateral from the Liens securing the Notes;

(ii) any changes to Section 4.03 and any definitions related thereto;

(iii) any changes to Section 4.04 and any definitions related thereto;

(iv) any changes to Section 4.09 and any definitions related thereto; and

(v) any changes to the definition of “Change of Control” and the provisions of Section 4.08.

Section 9.03 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

Section 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon receipt of an Authentication Order signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officers’ Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto.

Section 9.06 Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13 and Section 14.06.

ARTICLE X

[Intentionally Omitted]

ARTICLE XI

CONVERSION

Section 11.01 Right to Convert Upon an IPO.

(a) IPO. In connection with an IPO, each holder will have the option to elect to convert all or a portion of its Notes (if the portion to be converted is $1,000 principal amount or an integral multiple thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 or an integral multiple thereof)) into shares of Common Stock (“Conversion Shares”) pursuant to the provisions of this Article XI, together with a cash payment in lieu of fractional shares as described in Section 11.03(b) hereof.

(b) The Notes shall be convertible at a price (the “Conversion Price”) per share of Common Stock equal to the lesser of (A) the Base Price (as adjusted pursuant to the terms of this Article XI); and (B) 80.0% of the public offering price per share of Common Stock in the IPO.

(c) Any Notes not converted pursuant to Section 11.01(a) shall be subject to mandatory redemption pursuant to Section 3.09 of this Indenture. Notwithstanding the foregoing, the Issuer shall not be obligated to redeem more than 50% of the outstanding principal amount of the Notes pursuant to this Section 11.01(c) if the IPO results in gross proceeds to the IPO Issuer of less than $225.0 million; provided, however, that the Issuer shall not be relieved of its obligation to redeem all of the outstanding Notes in the event that the ECP Subordinated Indebtedness is not fully converted into Equity Interests of the Issuer prior to or substantially concurrently with the IPO; provided, further, however, that the Issuer may (but shall not be obligated to) redeem more than 50% of such Notes pursuant to Section 3.09 if it so elects.

(d) If on the Maturity Date or the date of any acceleration pursuant to Section 6.02, (i) an IPO has occurred and (ii) any Notes remain outstanding, the Issuer shall pay the holders of any such Notes an amount equal to the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO) on the Maturity Date or the date of such acceleration, as applicable.

(e) Notwithstanding anything to the contrary in this Indenture, the Issuer shall not deliver any notice of redemption with respect to the Notes during the period beginning on the Conversion Trigger Date (as defined below) and ending on the Conversion Deadline.

Section 11.02 Conversion Procedures.

(a) Notes that are convertible under Section 11.01 shall be convertible at any time during the period beginning at 5:00 p.m. New York City time on the Business Day preceding the launch of the roadshow for the applicable IPO (the “Conversion Trigger Date”) and ending at 5:00 p.m. New York City time on the Business Day immediately preceding the later of the pricing date of the applicable IPO and the Expected Pricing Date (as defined below) (such date, the “Conversion Deadline”). The Issuer will provide the holders, the Trustee and the Conversion Agent (if other than the Trustee) with written notice of the Conversion Trigger Date no later than one Business Day preceding such date. The Issuer will provide the holders, the Trustee and the Conversion Agent (if other than the Trustee) with written notice of the expected IPO launch date no later than one Business Day preceding such date. The Issuer will provide the holders, the Trustee and the Conversion Agent (if other than the Trustee) with written notice of the expected IPO pricing date (the “Expected Pricing Date”) no later than four Business Days preceding such date. Such notice will include the applicable Conversion Deadline and the expected Conversion Price based on the midpoint of the price range set forth in the preliminary prospectus for the IPO. The Issuer will notify the Trustee and the holders as soon as practicable of any change in the Expected Pricing Date and following the date of any such notice the Expected Pricing Date shall be such revised date.

(b) To exercise its conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must comply with the Applicable Procedures for converting such beneficial interest.

To exercise its conversion right with respect to a Definitive Note, the holder of such Note must (i) complete and manually sign the conversion notice on the back of the Note, or a facsimile of such conversion notice (such notice, or such facsimile, the “Conversion Notice”); (ii) deliver such signed and completed Conversion Notice and such Note to the Conversion Agent at its office and (iii) furnish any endorsements and transfer documents that the Issuer, Conversion Agent, Trustee or Transfer Agent may require.

For each Note with regard to which a holder satisfies the foregoing requirements and which conversion of such Note is not otherwise prohibited under this Indenture, the closing date of the IPO (the “IPO Closing Date”) will be the “Conversion Date” for such Note. The Issuer will notify the holders, the Trustee and the Conversion Agent (if other than the Trustee) of the IPO Closing Date no later than 5:00 p.m., New York City time, on the IPO Closing Date.

The conversion of any Note will be deemed to occur at the Open of Business on the Conversion Date for such Note, and any converted Note or portion thereof will cease to be outstanding upon conversion.

(c) Any Conversion Notice shall be irrevocable but will be deemed to be automatically revoked in the event that the IPO is not consummated. In such event, the Issuer will promptly provide such notice to the holders, the Trustee and the Conversion Agent (if other than the Trustee).

(d) If a holder surrenders only a portion of the principal amount of a Definitive Note for conversion, the Issuer will, promptly after the Conversion Deadline, in accordance with Section 2.03 hereof, execute and deliver to the Trustee, and the Trustee will, upon receipt of the documents required by Sections 14.02 and 14.03 hereof, in accordance with Section 2.03 hereof, authenticate and deliver to such holder a new Definitive Note in an authorized denomination, having a principal amount equal to the aggregate principal amount of the unconverted portion of the Definitive Note surrendered for conversion and bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Definitive Note must bear under Section 2.2 of Appendix A.

Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If all of the beneficial interests in a Global Note are so converted, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures and the Trustee’s internal procedures.

(e) The Conversion Agent will, as promptly as possible following the Conversion Date, and in no event later than two Business Days immediately following the Conversion Date, deliver to the Issuer and the Trustee a notice stating the principal amount of Notes converted on the Conversion Date and the names of the holders that converted Notes on the Conversion Date.

The Issuer will provide each holder that elects to convert all or a portion of its Notes into Conversion Shares (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) with written notice of the anticipated IPO Closing Date no later than the Business Day prior to such date.

Section 11.03 Settlement Upon Conversion.

(a) Upon conversion, a holder will receive a number of Conversion Shares equal to the quotient obtained by dividing the aggregate principal amount of Notes to be converted by the applicable Conversion Price.

(b) The Issuer shall pay or deliver, as the case may be, the Conversion Shares, along with cash payments for any fractional share due upon the conversion of any Note, and any accrued and unpaid interest on any Notes to be converted (including a cash payment in respect of any accrued and unpaid PIK Interest) to the holder thereof as promptly as possible following the receipt of notice from the Conversion Agent of an election by such holder to convert the applicable Notes to Conversion Shares, and in no event later than one Business Day immediately following the receipt of such notice. Holders will become the record holders of the Conversion Shares so delivered as of the Open of Business on the IPO Closing Date immediately following the consummation of the IPO.

(c) If a holder converts more than one Note on a single Conversion Date, the Conversion Shares and cash payments for fractional shares, if any, due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such holder.

(d) The Person in whose name the shares of Common Stock shall be issuable upon a conversion of Notes shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a holder of such Notes surrendered for conversion.

Section 11.04 Common Stock Issued Upon Conversion.

(a) Prior to issuing of any shares of Common Stock under this Article XI, and from time to time thereafter as may be necessary, the Issuer will reserve, or cause the IPO Issuer to reserve, out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes and the issuance of any IPO Redemption Premium, as applicable.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the holder or other Person to whom such shares of Common Stock will be delivered). In addition, the Issuer will endeavor to comply, or cause the IPO Issuer to comply, promptly with all federal and state securities laws regulating the offer and delivery of any shares of Common Stock issuable upon conversion of the Notes.

(c) If any shares of the Common Stock issued upon conversion will, upon delivery as part of the conversion obligation, be “restricted securities” (within the meaning of Rule 144 or any successor provision in effect at such time), such shares of Common Stock (i) will be issued in book-entry form through the books and records of the Transfer Agent; and (ii) will bear any restrictive legends the Issuer and/or the IPO Issuer or the Transfer Agent deem necessary to comply with applicable law and/or any provision of any applicable IPO Lockup Agreement; provided, however, that subject to any IPO Lockup Agreement, the Issuer and/or IPO Issuer shall cooperate with the applicable holder to have such restrictive legends removed as soon as permitted under applicable law, including but not limited to providing the Transfer Agent with any requested opinions and/or letters of instruction.

(d) Prior to or effective upon the consummation of an IPO, the applicable IPO Issuer will execute and deliver a supplemental indenture to the Trustee and the Issuer pursuant to which such IPO Issuer will agree to become party to this Indenture and to deliver the Common Stock issuable under this Article XI.

(e) The Issuer estimates (in accordance with section 1.871-15(i)(2)(iii) of the Treasury regulations) that the amount of dividends that will be paid with respect to the Common Stock while the Notes remain outstanding will be zero.

Section 11.05 Registration Rights. The Issuer shall comply with any obligations with respect to registration of any of the Common Stock issuable to holders hereunder to the extent required by the Registration Rights Agreement.

Section 11.06 No Responsibility of Trustee, Conversion Agent and Paying Agent. None of the Trustee, the Paying Agent or the Conversion Agent shall at any time be under any duty or responsibility to any holder to determine the Base Price or the Conversion Price (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Conversion Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Conversion Shares, Warrants or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Issuer or any Person so authorized by the Issuer for such purpose under this Indenture or the failure by the Issuer to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.04(b) or Section 11.08 relating either to the kind or amount of Conversion Shares or securities or property (including cash or Warrants) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.04 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and an Opinion of Counsel (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 11.01 or Section 11.02 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 11.02 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 11.02. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Issuer, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Issuer or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture. Neither the Trustee nor the Conversion Agent shall have any obligation to determine whether any Warrants are issuable pursuant to Section 11.07, the amount of such Warrants that are issuable, whether such Warrants have been delivered to the proper Person, and whether Common Stock in satisfaction of the forgone IPO Redemption Premium has been paid pursuant to Section 11.07.

Section 11.07 Warrant Issuance for Forgone IPO Redemption Premium. Prior to the Maturity Date, in the event (a) an IPO has not occurred and (b) the Issuer shall have effected a redemption or repurchase, or retirement of any or all of the Notes, or any satisfaction and discharge or defeasance of this Indenture, it shall be a condition to any full or partial redemption, repurchase or retirement, or any such satisfaction and discharge or defeasance of this Indenture that the Issuer issue to the affected beneficial owners of Notes, a Warrant, in the Form of Exhibit C hereto, providing for the future issuance of Common Stock representing the IPO Redemption Premium. Such Warrant shall be automatically exercised upon the consummation of an IPO. The Issuer shall appoint a warrant agent for the purposes of delivering Common Stock in satisfaction of the forgone IPO Redemption Premium.

Section 11.08 Adjustments.

(a) Consolidation, Merger or Sale. If any consolidation or merger of the Issuer with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 11.08(a), whereby each holder shall thereafter have the right to receive, upon exercise of its conversion right pursuant to Section 11.01 and Section 11.02, such securities or assets as would have been issued or payable with respect to or in exchange for each share of Common Stock into which the Notes held by such holder are then convertible if such holder had held such share of Common Stock immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Issuer will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Issuer) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by supplemental indenture (i) the obligation to deliver to the holders of Notes such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and (ii) all other obligations of the Issuer hereunder. The provisions of this Section 11.08(a) shall similarly apply to successive mergers, sales, transfers or leases.

(b) Common Stock Dividends, Subdivisions, Combinations, etc. In the event the Issuer shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Base Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Base Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(c) Notice of Adjustment. At the time the Base Price is adjusted, as provided herein, the Issuer shall promptly, but no later than 10 days after the consummation of a transaction contemplated pursuant to this Section 11.08, cause a notice setting forth the adjusted Base Price to be mailed to the holders at their last addresses appearing in the Register (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) or otherwise transmitted in accordance with the Applicable Procedures.

(d) Receipt of Securities Other than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to Section 11.08(a) or (b) above, the holders of the Notes thereafter shall become entitled to receive any shares, securities or assets, other than Common Stock, thereafter the number of such other shares, securities or assets so receivable upon conversion of the Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 11.08(a) to (c) above.

Section 11.09 No Rights as Stockholders. Nothing contained in this Indenture shall be construed as conferring upon the holders the right to receive dividends, to vote or to consent, to exercise any preemptive rights, or to receive notice as the Issuer’s stockholders in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever, as stockholders of the Issuer, or the right to share in the assets of the Issuer in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following the conversion of Notes. In addition, nothing contained in this Indenture shall be construed as imposing any liabilities on the holder as a stockholder of the Issuer, whether such liabilities are asserted by the Issuer or by creditors of the Issuer.

ARTICLE XII

[Intentionally Omitted]

ARTICLE XIII

COLLATERAL AND SECURITY

Section 13.01 Security Interest.

(a) The due and punctual payment of the Obligations on the Notes, when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law) on the Notes and performance and payment of all other obligations of the Issuer to the holders of the Notes or the Trustee and/or the Collateral Trustee under the Note Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), are secured, as provided in the Security Documents. The Issuer consents and agrees to be bound by the terms of the Security Documents to which it is a party, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Issuer hereby agrees that the Collateral Trustee shall hold the Collateral on behalf of and for the benefit of itself, the Trustee and all of the holders. The Issuer shall deliver to the Trustee copies of all Security Documents and all notices and other documents delivered to the Collateral Trustee pursuant to this Indenture and the Security Documents.

(b) Each holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints the Collateral Trustee to enter into the Collateral Trust Agreement and authorizes and appoints (and directs the Trustee to authorize and appoint) Wilmington Trust, National Association, as the Collateral Trustee. Each holder of the Notes further directs the Collateral Trustee (and authorizes the Trustee to direct the Collateral Trustee) to enter into the Security Documents (including any amendments thereto) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Trustee provided in the Collateral Trust Agreement. The Trustee, the Collateral Trustee and each holder of the Notes, by accepting the Notes and the benefits of the Note Documents, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Note Obligations, the Collateral Trustee and the Trustee.

Section 13.02 Concerning the Trustee.

(a) The Trustee shall not be obligated to take any action (or to direct the Collateral Trustee to take any action) under the Collateral Trust Agreement or any other Security Document without the written direction of the holders in accordance with this Indenture.

(b) Neither the Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in this Indenture are extended to the Trustee when acting under the Collateral Trust Agreement and the other Note Documents and to the Collateral Trustee when acting under the Collateral Trust Agreement and the other Note Documents.

(d) Neither the Trustee nor the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

Section 13.03 Authorization of Actions to be Taken.

(a) Subject to the provisions of Section 7.01 and Section 7.02 hereof and the Security Documents, the Trustee, upon the written direction of the holders holding a majority of the aggregate outstanding principal amount of the Notes shall direct, on behalf of the holders, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

(ii) enforce any of the terms of the Security Documents to which the Collateral Trustee is a party; or

(iii) collect and receive payment of any and all Obligations.

(b) At the Issuer’s sole cost and expense and subject to the Trustee and the Collateral Trustee having been indemnified by the holders and/or the Issuer, the Trustee is authorized and empowered (but is not obligated) to direct the Collateral Trustee to institute and maintain, such suits and proceedings as may be reasonably expedient to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders or the Trustee.

Section 13.04 [Reserved].

Section 13.05 [Reserved].

Section 13.06 Collateral Trust Agreement. This Article XIII and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Issuer consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. Each holder of Notes, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Trustee, on behalf of each holder of Notes Obligations, to execute and deliver the Collateral Trust Agreement (and to direct the Collateral Trustee to execute and deliver the Collateral Trust Agreement) subjecting such holders of Notes Obligations to the terms of the Collateral Trust Agreement and to perform its obligations thereunder.

Section 13.07 Release of Liens in Respect of Notes. The Collateral Trustee’s Note Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Notes Obligations, and the right of the holders to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:

(i) in whole, upon satisfaction and discharge of this Indenture in accordance with Article VIII hereof;

(ii) in whole, upon the exercise of a legal defeasance option or a covenant defeasance option of the Notes in accordance with Article XIII hereof;

(iii) in whole, upon payment in full in cash and discharge of all Notes outstanding under this Indenture and all other Notes Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Notes are paid in full in cash and discharged (other than contingent indemnity obligations for which no claim has been made);

(iv) as to any Collateral of the Issuer that is sold, transferred or otherwise disposed of by the Issuer to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Subsidiary of the Issuer in a transaction or other circumstance that complies with Section 4.06 and is permitted by all of the other Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; or

(v) in whole or in part, with the consent of the holders of the requisite aggregate principal amount of Notes in accordance with
Article IX hereof.

In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 3.2 of the Collateral Trust Agreement.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 [Reserved].

Section 14.02 Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer:

Sunnova Energy Corporation

20 Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Drew Baker

with a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Justin Hoffman

if to the Collateral Trustee or the Trustee:

Wilmington Trust, National Association

15950 North Dallas Parkway, Suite 550

Dallas, Texas 75248

Attention: Sunnova Energy Corporation Administrator

Fax: (888) 316-6238

Notwithstanding the foregoing, any notice or communication delivered to the Trustee or Collateral Trustee shall be deemed effective only upon actual receipt thereof. The Issuer, the Collateral Trustee or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

(d) If the Issuer mails or otherwise delivers a notice or communication to the holders, it shall also mail or otherwise deliver a copy to the Trustee at the same time.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders shall be made electronically in accordance with procedures of the Depository and shall be sufficiently given if so made in accordance with such procedures.

Section 14.03 Calculations. Except as otherwise provided in this Indenture, the Issuer will be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the accrued interest payable on the Notes, the Warrants, the redemption price, the IPO Redemption Premium and the Conversion Shares and cash payments for fractional shares, if any, due on the Conversion Date.

The Issuer will make all calculations in good faith and, absent manifest error, its calculations will be final and binding on all holders. The Issuer will provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. If any holder makes a written request to the Issuer for a copy of such schedule, the Issuer will promptly forward a copy of such schedule to such holder.

All calculations will be made to the nearest cent (with 0.5 of a cent rounded upward) or to the nearest 1/10,000th of a share (with 5/100,000ths rounded upward), as the case may be.

Section 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee, Paying Agent, or Collateral Trustee, as applicable, (which shall include the statements set forth in Section 14.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and,

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee, Paying Agent, or Collateral Trustee, as applicable, (which shall include the statements set forth in Section 14.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the issuance of the Initial Notes on the Original Notes Issuance Date.

Section 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 14.06 When Notes Disregarded. In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned or has received written notice thereof are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 14.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 14.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 14.09 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 14.10 No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests (except, if applicable, HoldCo) in the Issuer or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.11 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or email (in PDF format or otherwise) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

Section 14.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.14 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 14.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.16 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SUNNOVA ENERGY CORPORATION, as Issuer

By:	/s/ Christopher Smith
	Name:	Christopher Smith
	Title:	Senior Vice President, Head of Finance and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Collateral Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

Schedule 4.03

Liens and Intercompany Indebtedness

Liens Existing on the Original Notes Issuance Date

1. Liens granted under that certain Pledge Agreement, dated August 27, 2013, by and between Sunnova Energy Corporation and Texas Capital Bank, National Association, as administrative agent.

2. Liens granted under that certain Pledge Agreement, dated July 31, 2014, by and between Sunnova Energy Corporation and Texas Capital Bank, National Association, as administrative agent.

3. Liens granted under that certain Transfer and Contribution Agreement, dated April 22, 2016, by and between Sunnova Energy Corporation and Sunnova Asset Portfolio 6 Holdings, LLC, as supplemented from time to time prior to the Original Notes Issuance Date.

Liens Existing on the 2021 Notes Issue Date

1. Liens granted under that certain Pledge Agreement, dated August 27, 2013, by and between Sunnova Energy Corporation and Texas Capital Bank, National Association, as administrative agent.

2. Liens granted under that certain Pledge Agreement, dated July 31, 2014, by and between Sunnova Energy Corporation and Texas Capital Bank, National Association, as administrative agent.

3. Liens granted under that certain Transfer and Contribution Agreement, dated April 22, 2016, by and between Sunnova Energy Corporation and Sunnova Asset Portfolio 6 Holdings, LLC, as supplemented from time to time prior to the Original Notes Issuance Date.

Intercompany Indebtedness Existing on the Original Notes Issuance Date

Sunnova TEP I Developer, LLC borrowed $3,500,000 from Sunnova Energy Corporation in April 2017.

Intercompany Indebtedness Existing on the 2021 Notes Issue Date

Sunnova TEP I Developer, LLC borrowed $3,500,000 from Sunnova Energy Corporation in April 2017.

Schedule 4.04

Investments

Investments Existing on the Original Notes Issuance Date

The Tax Equity Transactions.

Investments Existing on the 2021 Notes Issue Date

The Tax Equity Transactions.

Schedule 4.07

Affiliate Transactions

Affiliate Transactions Existing on the Original Notes Issuance Date

John Berger, the CEO of Sunnova Energy Corporation, has entered into or will enter into an EZ Own Loan with Sunnova Energy Corporation. The terms of the EZ Own Loan will be for 25 years at an interest rate of 5.99%. The EZ Own Loan will finance the purchase of a solar power system for John’s personal home. See attached.

Affiliate Transactions Existing on the Original Notes Issuance Date

John Berger, the CEO of Sunnova Energy Corporation, has entered into or will enter into an EZ Own Loan with Sunnova Energy Corporation. The terms of the EZ Own Loan will be for 25 years at an interest rate of 5.99%. The EZ Own Loan will finance the purchase of a solar power system for John’s personal home. See attached.

Subordinated convertible promissory note between Sunnova Energy Corporation and ECP in the original amount of $15.0 million (plus PIK interest amounts), effective as of March 12, 2018 as amended effective January 18, 2019.

APPENDIX A

PROVISIONS RELATING TO NOTES

1. Definitions.

1.1 Definitions.

Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Clearstream” means Clearstream Banking, S.A.

“Definitive Note” means a certificated Initial Note, PIK Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Purchase Agreement” means the Purchase Agreement dated as of April 24, 2017, as amended from time to time, among the Issuer and the purchaser(s) party thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(g)(i) herein.

“Restricted Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Closing Date, and with respect to any Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act. “Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Notes will be (i) privately placed by the Issuer pursuant to the Purchase Agreement and (ii) sold, initially only to (1) QIBs and (2) IAIs. Such Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b) Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Appendix A-2

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor Depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided, that, in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon receipt of an Authentication Order signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

Appendix A-3

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(i).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer

Appendix A-4

Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable and, in all circumstances, in accordance with the procedures of the applicable depository:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

Appendix A-5

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note,

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (i) at a time when an Restricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Restricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (i).

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note,

Appendix A-6

and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

Appendix A-7

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented

Appendix A-8

by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g) Legends.

(i) Except as permitted by the following paragraph (ii) or (iii), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY IS SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF APRIL 24, 2017 (THE “PURCHASE AGREEMENT”) WHICH CONTAINS ADDITIONAL RESTRICTIONS ON TRANSFER. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT. THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL NOTES ISSUANCE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCONT OF ANOTHER INSTITUTIONAL ACCREDITED

Appendix A-9

INVESTOR, IN EACH CASE IN A MINIMUM $100,000 PRINCIPAL AMOUNT OF SECURITIES, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) In addition to the foregoing, each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT CHRISTOPHER SMITH AT 281.985.9816, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE.”

(h) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior

Appendix A-10

to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.14, 3.08, 3.09, 4.08, and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(j) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers

Appendix A-11

between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-12

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL NOTES ISSUANCE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN INSTITUTIONAL

Appendix A-1

“ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCONT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $100,000 PRINCIPAL AMOUNT OF SECURITIES, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[Original Issue Discount Legend]

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT CHRISTOPHER SMITH AT 281.985.9816, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE.”

Appendix A-2

[FORM OF NOTE]

SUNNOVA ENERGY CORPORATION

No. [    ]

CUSIP No.

ISIN No.

$[        ]

9.50% Senior Secured Convertible Note due 2021

SUNNOVA ENERGY CORPORATION, a Delaware corporation, promises to pay to [                    ] or its registered assigns, the principal sum of $                     [or such other amount as is set forth on the Schedule of Increases or Decreases in Global Note attached hereto]1 on March 30, 2021.

Interest Payment Dates: [March 30], [June 30], [September 30] and [December 30],

Record Dates: [March 15], [June 15], [September 15] and [December 15]

Additional provisions of this Note are set forth on the other side of this Note.

[1]	[Use the Schedule of Increases or Decreases language if Note is in Global Form.]

Appendix A-3

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed manually or in facsimile by its duly authorized officers.

SUNNOVA ENERGY CORPORATION

By:
Name:
Title:

Appendix A-4

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee, certifies that this is

one of the Notes

referred to in the Indenture.

By:
Authorized Signatory

Dated: [insert applicable date of issuance]

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Appendix A-5

[FORM OF REVERSE SIDE OF NOTE]

9.50% Senior Secured Convertible Note Due 2021

1. Interest

SUNNOVA ENERGY CORPORATION, a Delaware corporation (together with its successors and assigns, the “Issuer”), promises to pay interest on the principal amount of this Note (including any PIK Notes and increase in principal as a result of the payment of PIK Interest) at the annual rate of 9.50% payable in cash (“cash interest”), provided, that the Issuer may elect to pay up to 50% of such annual rate (the “PIK Interest”) by increasing the principal amount of the outstanding Notes represented by one or more Global Notes or, with respect to Definitive Notes represented by individual certificates, if any, by issuing additional “PIK Notes” in certificated form, in each case by rounding up to the nearest $1.00. The Issuer shall pay interest quarterly on [March 30], [June 30], [September 30] and [December 30] of each year (each an “Interest Payment Date”), commencing [June 30, 2019]. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. References herein and in the Indenture to the “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment. On any interest payment date on which the Issuers pay PIK Interest with respect to a Global Note, the principal amount of such Global Note will increase by an amount equal to the interest payable, rounded up to the nearest $1.00, to be allocated for the credit of the holders pro rata in accordance with their interests and rounded to the nearest $1.00 in accordance with the procedures of The Depository Trust Company (“DTC”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 30, 2019, until the principal hereof is due; provided, that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes, and it shall pay interest (including, to the extent legally allowed, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on [March 15], [June 15], [September 15] and [December 15] (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium (including the cash value of any IPO Redemption Premium), if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depository. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by

Appendix A-6

giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

At all times, PIK Interest on the Notes will be payable: (i) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC (or any successor depositary) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes, effective as of the applicable interest payment date, by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) (“PIK Payment”) at the request of the Issuers to authenticate or increase the Global Note and (ii) with respect to Definitive Notes, if any, by issuing PIK Notes in certificated form, dated as of the applicable interest payment date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuers, authenticate and deliver such PIK Notes in certificated form for original issuance to the holders on the relevant Record Date, as shown by the records of the register of holders.

3. Paying Agent, Conversion Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Issuer may appoint and change any Paying Agent, Conversion Agent or Registrar without notice. The Issuer may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture and Security Documents

The Issuer issued the Notes under an Indenture dated as of April 24, 2017 (the “Indenture”), between the Issuer, the Trustee and the Collateral Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer. The Initial Notes and the PIK Notes and any Additional Notes are treated as a single class of securities under the Indenture except as otherwise set forth therein. The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, issue or sell shares of capital stock of the Issuer and such Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

The Notes are secured by Note Liens on the Collateral pursuant to the Security Documents. The rights of the holders in the Collateral are subject to the terms of the Collateral Trust Agreement.

5. Redemption

At any time following the Closing Date the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 15 days (or 3 Business Days, subject to the applicable procedures of the Depositary in the case of IPO Redemptions) nor more than 60 days’ prior

Appendix A-7

notice mailed by first-class mail, or otherwise delivered in accordance with the procedures of DTC to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid cash interest, together with (i) an amount of cash equal to all accrued and unpaid PIK Interest, on the Notes, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date occurring on or prior to the redemption date) and (ii) (A) if an IPO has not occurred, a Warrant equal to the number of shares of Common Stock (with cash paid in lieu of fractional shares) equal to the applicable IPO Redemption Premium or (B) if an IPO has occurred, an amount of cash equal to the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO); provided, that, any such redemption shall be for an aggregate principal amount of Notes not less than $5,000,000 or such lesser amount that represents the aggregate outstanding principal amount of the Notes.

6. Mandatory Redemption

Except for the IPO Redemption pursuant to Paragraph 9 below and the required redemption upon certain asset sales, the Issuer will not be required to make any mandatory redemption payments or sinking fund payments with respect to the Notes.

7. Notice of Redemption

Notices of redemption will be mailed by first class mail at least 15 (or 3 Business Days, subject to the applicable procedures of the Depositary, in the case of IPO Redemptions) but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise in accordance with the procedures of DTC except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

Notice of any optional redemption of the Notes in connection with a corporate transaction may, at the Issuer’s discretion be given prior to the completion of such corporate transaction, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be extended until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so extended. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

8. Repurchase of Notes at the Option of the Holders upon Change of Control; Mandatory Redemption upon Asset Sales

Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 100% of the

Appendix A-8

principal amount thereof, including any PIK Notes or any increased principal amount of Notes as payment for PIK Interest, plus accrued and unpaid cash interest, together with an amount of cash equal to all accrued and unpaid PIK Interest, on the Notes, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and, if such repurchase occurs following the consummation of an IPO, the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO), in accordance with the terms contemplated in Section 4.08 of the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to redeem or purchase Notes upon the occurrence of certain asset sales. Any such redemption shall be conducted in compliance with Article III of the Indenture, including Section 3.03 through Section 3.08 thereof.

9. Mandatory Redemption Upon IPO

Upon the closing of an IPO, the Issuer shall be required to redeem any Notes for which no Conversion Notice (as defined below) was delivered on or prior to the Conversion Deadline (as defined below) in accordance with the provisions of Article XI of the Indenture, at a redemption price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, together with an amount of cash equal to the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO) and all accrued and unpaid PIK Interest, to, but excluding, the mandatory redemption date, and will be payable in cash, to the date fixed for the mandatory redemption, in accordance with the procedures set forth in Section 3.09 of the Indenture. Notwithstanding the foregoing, the Issuer shall not be obligated to redeem more than 50% of the outstanding principal amount of the Notes pursuant to Section 11.01(c) of the Indenture if the IPO results in gross proceeds to the IPO Issuer of less than $225.0 million; provided, however, that the Issuer shall not be relieved of its obligation to redeem all of the outstanding Notes in the event that the ECP Subordinated Indebtedness is not fully converted into Equity Interests of the Issuer prior to or substantially concurrently with the IPO; provided, further, however, that the Issuer may (but shall not be obligated to) redeem more than 50% of such Notes pursuant to Section 3.09 of the Indenture if it so elects.

An IPO Redemption shall be conducted in compliance with Article III of the Indenture, including Section 3.03 through Section 3.08 thereof.

If on the Maturity Date or the date of any acceleration pursuant to Section 6.02 of the Indenture, (i) an IPO has occurred and (ii) any Notes remain outstanding, the Issuer shall pay the holders of any such Notes an amount equal to the cash value of the IPO Redemption Premium (calculated using the price to the public in the IPO) on the Maturity Date or the date of such acceleration, as applicable.

10. Conversion

Subject to, and upon compliance with, the terms and conditions of the Indenture, the holder of this Note may, at its option, convert all or any portion of this Note into Conversion Shares in connection with the closing of an IPO.

11. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof (or if a PIK Payment has been made, in the amount of $1.00 or any integral multiple of $1.00 in excess thereof). A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements

Appendix A-9

or transfer documents and the Issuer may require a holder to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the related Interest Payment Date.

12. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

13. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

14. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended with the written consent of the holders of at least a majority in aggregate principal amount of all the outstanding Notes under the Indenture and (b) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of all the outstanding Notes under the Indenture. Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Issuer and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a Successor (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Sections 163(f), 871(h) and 881(c)(2) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add a guarantee or obligor with respect to the Notes; (v) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer; (vi) to make any change that would provide any additional rights or benefits to the holders or does not adversely affect the rights of any holder; (vii) to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; (viii) to provide for the issuance of PIK Notes or the increase of the principal amount of the Notes to pay PIK Interest in accordance with the terms of this Indenture; (ix) in the event that any PIK Notes are issued as Definitive Notes, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes; (x) to adjust the Base Price or otherwise give effect to the adjustments provided in Article XI of the Indenture; (xi) to release or subordinate Liens on Collateral in accordance with the Note Documents; (xii) to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release,

Appendix A-10

termination or discharge is provided for in accordance with this Indenture and the other Note Documents; (xiii) to add any Collateral, to secure the payments due to the holders or to evidence the release, termination or discharge of any Liens, in each case as provided in this Indenture or the other Note Documents, as applicable; (xiv) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents establishing Note Liens; (xv) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee; or (xvi) to comply with the rules of any applicable depositary; or (xvii) to cause the IPO Issuer to become a party to the Indenture as provided in Section 11.04(d) thereto. The following amendments, supplements to or waivers of the provisions of the Indenture or any Note Documents will require the written consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding: (i) the release of all or substantially all of the Collateral from the Liens securing the Notes; (ii) any changes to Section 4.03 of the Indenture and any definitions related thereto; (iii) any changes to Section 4.04 of the Indenture and any definitions related thereto; (iv) any changes to Section 4.09 of the Indenture and any definitions related thereto; and (v) any changes to the definition of “Change of Control” and the provisions of Section 4.08 of the Indenture.

16. Defaults and Remedies

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 33% in principal amount of all outstanding Notes under the Indenture by notice to the Issuer (with a copy to the Trustee) may declare the principal of, premium (including the cash value of any IPO Redemption Premium), if any, and accrued but unpaid interest on all the Notes under the Indenture to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium (including the cash value of any IPO Redemption Premium), if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of all outstanding Notes under the Indenture may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with. No holder may pursue any remedy with respect to the Indenture unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 33% in principal amount of all the outstanding Notes under the Indenture have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of all the outstanding Notes under the Indenture have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of all outstanding Notes under the Indenture are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Appendix A-11

17. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests (except, if applicable, HoldCo) in the Issuer or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

19. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

22. CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Appendix A-12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Appendix A-13

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 un-der the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Registrar have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Appendix A-14

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

Appendix A-15

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

Appendix A-16

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                        . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Appendix A-17

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof) (or if a PIK Payment has been made, in the amount of $1.00 or an integral multiple of $1.00 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Appendix A-18

CONVERSION NOTICE

SUNNOVA ENERGY CORPORATION

9.50% SENIOR SECURED NOTES DUE 2021

To convert this Note, check the box ☐

To convert the entire principal amount of this Note, check the box ☐

To convert only a portion of the principal amount of this Note, check the box ☐ and here specify the principal amount to be converted, which principal amount must equal $1,000.00 or an integral multiple thereof (or, if a PIK payment has been made, $1.00 or an integral multiple thereof):

$                                                 ]

[Signature Page Follows]

Appendix A-19

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

By:
Authorized Signatory

Appendix A-20

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

Sunnova Energy Corporation

20 Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Drew Baker

Fax: [●]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[ ] principal amount of the 9.50% Senior Secured Notes due 2021 (the “Notes”) of Sunnova Energy Corporation (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale

Appendix B-1

restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 2(b), 2(c) or 2(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE: ,

By

Appendix B-2

EXHIBIT C

[FORM OF WARRANT AGREEMENT]

FORM OF WARRANT AGREEMENT

Dated as of

[                    ], 20[             ]

between

SUNNOVA ENERGY CORPORATION

and

[WILMINGTON TRUST, NATIONAL ASSOCIATION]

as Warrant Agent

Warrants for

Common Stock of

Sunnova Energy Corporation

Page

ARTICLE I

Definitions

Section 1.01	Definitions	1
Section 1.02	Other Definitions	4
Section 1.03	Rules of Construction	4

ARTICLE II

Warrant Certificates

ARTICLE III

Exercise Terms

Section 3.01	Exercise	8
Section 3.02	Manner of Exercise	8
Section 3.03	Issuance of Shares of Common Stock	8
Section 3.04	Fractional Shares of Common Stock	8
Section 3.05	Reservation of Shares of Common Stock; Listing	9
Section 3.06	Purchase of Warrants by Company; No Redemption	9

ARTICLE IV

Antidilution Provisions

Section 4.01	Common Stock Dividends, Subdivisions, Combinations, etc	10
Section 4.02	Voluntary Increases	10
Section 4.03	Combination; Liquidation	10
Section 4.04	Notice of Adjustment	10
Section 4.05	Receipt of Securities Other than Common Stock	10
Section 4.06	Warrant Agent Not Responsible for Adjustments or Validity	11

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Section 4.07	Adjustment to Warrant Certificate	11
Section 4.08	No Dilution or Impairment; Reference to Common Stock	11
Section 4.09	No Rights as Stockholders	11

ARTICLE V

Warrant Agenet

ARTICLE VI

Miscellaneous

EXHIBIT A	Form of Warrant Certificate

EXHIBIT B	Transfer Form

ii

WARRANT AGREEMENT dated as of [    ], 20[    ] (this “Agreement”), between Sunnova Energy Corporation, a Delaware corporation (the “Company”), and [    ] as Warrant Agent (together with its successors and assigns, in such capacity, the “Warrant Agent”).

WHEREAS, the Company has entered into an indenture dated as of April 24, 2017, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee, (the “Indenture”) relating to its senior secured notes;

WHEREAS, on April [ ], 2019, the Company and the Trustee entered into the Fourth Supplemental Indenture pursuant to which certain amendments to the terms of the Indenture and the notes have been adopted with the consent of the holders of all of the Notes, which give each holder the option to elect to convert all or a portion of its Notes (as defined herein) into Common Stock (as herein defined);

WHEREAS, pursuant to Section 11.07 of the Indenture, in the event an IPO has not occurred by the Maturity Date, it is a condition to any full or partial redemption, repurchase or retirement, or any satisfaction and discharge or defeasance of the Indenture that the Company issue to the beneficial owners of Notes a warrant providing for the future issuance of Common Stock representing the IPO Redemption Premium;

WHEREAS, the Warrants, initially, subject to the adjustments provided in this Agreement, entitle the Holders (as defined herein) to purchase, in the aggregate, a number of shares of Common Stock equal to the IPO Redemption Premium and shall be automatically exercised on the Exercise Date for an exercise price equal to $0.01 per each whole share of Common Stock (the “Warrants”);

WHEREAS, the Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided in this Agreement and the Warrant Agent is willing to so act; and WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, ECP shall be an Affiliate of the Company for all purposes under this Agreement until the time such Person owns less than 5% of the outstanding voting stock of the Company.

(b) “Base Price” means the Base Price as defined in the Indenture, as adjusted thereunder through the date of this Agreement, as further adjusted pursuant to Article IV hereof.

(c) “Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

(d) “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, the corporate trust office of the Warrant Agent or the place of payment.

(e) “Capital Stock” means: (1) in the case of a corporation, corporate stock or shares, including preferred stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(f) “Cashless Exercise Ratio” means a fraction, the numerator of which is the excess of the Conversion Price per share of Common Stock as of the Exercise Date over the applicable Exercise Price per share as of the Exercise Date and the denominator of which is the Conversion Price per share of the Common Stock as of the Exercise Date.

(g) “Common Stock” means the class and, if applicable, the series of common stock of the IPO Issuer sold in an IPO.

(h) “Conversion Price” means a price per share of Common Stock equal to the lesser of (A) the Base Price (as adjusted pursuant to the terms of Article IV hereof); and (B) 80.0% of the public offering price per share of Common Stock in the IPO.

(i) “ECP” means Energy Capital Partners III LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, and Energy Capital Partners III-D, LP, and any other investment vehicles managed or controlled by Energy Capital Partners (including portfolio companies), and any Affiliates thereof.

(j) “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

(l) “GAAP” means the generally accepted accounting principles in the United States in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

(m) “Governmental Authority” means any national, federal, state, municipal, local, provincial or territorial government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal, whether of the United States or of any jurisdiction within or outside of the United States.

(n) “Holder” means a Person who owns a beneficial interest in a Warrant registered in the Warrant Register.

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(o) “HoldCo” means a holding company established for the sole purpose of holding the Equity Interests of the Company in connection with an IPO.

(p) “Investors Agreement” means the Third Amended and Restated Investors Agreement, dated as of March 29, 2019, of Sunnova Energy Corporation, as amended or modified from time to time.

(q) “IPO” means a primary offer and sale of Common Stock in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the Company or HoldCo issuable under any employee benefit plan), by a reputable nationally recognized investment bank pursuant to which the Common Stock will be listed on the Nasdaq National Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(r) “IPO Issuer” means the Company, HoldCo, a successor of the Company or HoldCo or any direct or indirect subsidiary of the Company, HoldCo or any successor of the Company or HoldCo.

(s) “IPO Redemption Premium” means a number of shares of Common Stock (rounded down, with cash paid in lieu of fractional shares) equal to the excess (if any) of (A) the quotient obtained by dividing the aggregate principal amount of Notes that have been redeemed by the Conversion Price that would have been applicable to a conversion of such Notes, had they been outstanding immediately prior to the date of such IPO and converted in connection therewith, over (B) the quotient obtained by dividing the aggregate principal amount of Notes so redeemed by the public offering price per share of Common Stock in such IPO.

(t) “Maturity Date” means March 30, 2021.

(u) “Notes” means the 9.50% senior secured convertible notes due 2021 of the Company.

(v) “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President, the Treasurer or the Secretary or an Assistant Secretary of the Company.

(w) “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company.

(x) “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company.

(y) “Person” means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

(z) “SEC” means the Securities and Exchange Commission or any other similar or successor agency of the federal government of the United States administering the Securities Act and/or the Exchange Act.

(aa) “Securities” means the Warrants and the shares of Common Stock issuable in connection therewith.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended or any successor statute thereto.

3

(cc) “Transfer” means any transfer by way of sale, assignment, conveyance or other disposition (including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily) and the term “transferred” shall have a correlative meaning; provided, however, that a transaction that is a pledge, hypothecation, encumbrance or grant of a security interest shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.

(dd) “Warrant Certificates” mean the registered certificates issued by the Company under this Agreement representing the Warrants.

(ee) “Warrant Shares” mean the shares of Common Stock (and any evidence of indebtedness, or any other properties or securities, warrants, options, or subscription or purchase rights) issuable upon exercise of the Warrants.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agreement”	Recitals
“Cashless Exercise”	Section 3.02
“Company”	Recitals
“Exercise Date”	Section 3.01
“Exercise Price”	Section 3.01
“Expiration Date”	Section 3.01
“Indenture”	Recitals
“Notices”	Section 5.02(f)
“Private Placement Legend”	Section 2.04(b)
“Stock Transfer Agent”	Section 3.03
“Transfer Notice”	Section 2.04(a)
“Transfer Notice”	Section 2.04(a)
“Trustee”	Recitals
“Warrant Agent”	Recitals
“Warrant Register”	Section 2.03
“Warrants”	Recitals

Section 1.03. Rules of Construction. Unless the text otherwise requires:

(a) a capitalized term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) references in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d) references to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(e) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

4

(f) all monetary figures shall be in United States dollars unless otherwise specified;

(g) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and

(i) all cash payments shall be made in the currency of the United States.

ARTICLE II

Warrant Certificates

Section 2.01 Form and Dating. The Warrants shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto (each, a “Warrant Certificate”). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature. The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

Section 2.02 Execution and Countersignature.

(a) An Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

(c) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands and have the same rights, privileges and immunities of the Warrant Agent hereunder.

(d) At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed an Officer of the Company (an “Authentication Order”) manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

(e) The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

5

Section 2.03 Warrant Register. The Warrant Agent shall keep a register for the registration of the initial issuance and transfers of the Warrants (the “Warrant Register”). Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

Section 2.04 Transfer and Exchange.

(a) Transfer and Exchange of Warrants. Subject to Section 2.04(d), prior to any transfer or attempted transfer of any Warrant, the Holder of such Warrant shall (i) deliver a transfer form substantially in the form attached hereto as Exhibit B (a “Transfer Notice”) to the Company and the Warrant Agent of such Holder’s intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and (ii) surrender the Warrant Certificates evidencing such Warrants. After receipt of the Transfer Notice by the Warrant Agent, such Holder shall thereupon, subject to compliance with the other restrictions on transfer contained herein, be entitled to transfer such Warrants, in accordance with the terms of the Transfer Notice. The Warrant Agent shall be entitled to conclusively rely upon any certification in a Transfer Notice in connection with the transfer of a Warrant hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. Each Warrant issued upon such transfer shall bear the Private Placement Legend forth below.

(b) Legend. Each Warrant Certificate shall bear a legend in substantially the following form:

“ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (AS AMENDED OR MODIFIED FROM TIME TO TIME, THE “WARRANT AGREEMENT”), DATED AS OF [        ], 20[         ] BETWEEN SUNNOVA ENERGYCORPORATION (THE “COMPANY”) AND [WILMINGTON TRUST, NATIONAL ASSOCIATION], AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.”

In addition to the legend above, each Warrant shall bear a legend in substantially the following form (the “Private Placement Legend”):

“THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. BY ITS EXERCISE HEREOF, THE HOLDER AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT (A) TO SUNNOVA ENERGY CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION

6

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (D) TO REQUIRE THE DELIVERY OF CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(c) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent, upon receipt of an Authentication Order, shall countersign Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

(iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d) Investors Agreement. All Warrants and all Warrant Shares issuable upon exercise of the Warrants shall be subject to, and have the benefit of the Investors Agreement, and the Holder shall be required, for so long as the Holder holds any Warrants or Warrant Shares, to become and remain a party to the Investors Agreement. Warrants may not be transferred, except in accordance with Article III of the Investors Agreement. Any transfer or purported transfer of Warrants or Warrant Shares in violation of the Investors Agreement shall be null and void.

Section 2.05 Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their reasonable out-of-pocket expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.06 Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancellation. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant, unless such Affiliate is a subsidiary of the Company. A Warrant shall no longer be exercisable if the Company or any Subsidiary of the Company holds the Warrant, and shall no longer be outstanding upon delivery to the Warrant Agent for cancellation.

7

If a Warrant Certificate is replaced pursuant to Section 2.05 of this Agreement, the Warrants evidenced thereby cease to be outstanding and shall no longer be exercisable unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.07 Cancellation.

(a) In the event the Company or any Subsidiary of the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

(b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company, upon the Company’s written request. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company or any Subsidiary of the Company has purchased or otherwise acquired.

ARTICLE III

Exercise Terms

Section 3.01 Exercise. Subject to the terms and conditions set forth in this Agreement, the Warrants shall be automatically exercised on the date of consummation of an IPO which occurs on or prior to March 30, 2021 (the “Exercise Date”) for an exercise price per Warrant Share of $0.01 (the “Exercise Price”). The Company will provide the Holders and the Warrant Agent with written notice (i) of the expected Exercise Date no later than five Business Days preceding such date, and (ii) of exercise of the Warrants on the Exercise Date. The Warrants shall expire and become void if the Exercise Date does not occur on or prior to March 30, 2021 (the “Expiration Date”).

Section 3.02 Manner of Exercise. Warrants shall be exercised in whole (and not in part) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the applicable Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a “Cashless Exercise.” Warrants may be exercised without presentation or surrender to the Warrant Agent or the Company.

Section 3.03 Issuance of Shares of Common Stock. Subject to Section 2.06, upon the exercise of Warrants in accordance with the terms of this Agreement, the Company shall issue and cause a transfer agent for the Common Stock (the “Stock Transfer Agent”) to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder). Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the exercise of Warrants pursuant to the terms of this Agreement.

Section 3.04 Fractional Shares of Common Stock. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If, upon exercise of the Warrant, a Holder

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would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock issued to the Holder with cash paid in lieu of fractional shares. If more than one (1) Warrant shall be exercised in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchasable pursuant thereto.

Section 3.05 Reservation of Shares of Common Stock; Listing.

(a) The Company shall at all times prior to the Expiration Date keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.044. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

(b) The Company covenants that all shares of Common Stock which may be issued upon exercise of and payment for Warrants in accordance with the provisions of this Agreement shall, upon issue, be fully paid, nonassessable, free from all stamp and documentary taxes and free from all liens, charges and security interests with respect to the issue thereof, other than restrictions under applicable securities laws or as provided herein; provided, that the Company shall not be required to pay any tax, assessment or other governmental charge that may be imposed with respect to the issuance or delivery of Common Stock to any Person other than the Holder of the Warrants underlying such Common Stock, and no such issuance or delivery shall be required to be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax, assessment or governmental charge or has established to the reasonable satisfaction of the Company that such tax, assessment or governmental charge has been paid. The issuance or delivery of Common Stock upon any exercise of a Warrant shall not be required to be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any withholding, backup withholding or similar tax (other than any stamp or documentary tax) required to be withheld in connection with such exercise, issuance or delivery or has established to the reasonable satisfaction of the Company that such tax has been paid.

(c) The Company shall secure the listing of shares of Common Stock issuable from time to time upon exercise of the Warrants or other Warrant Shares upon each national securities exchange or stock market, if any, upon which shares of Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Warrants) and shall maintain, so long as any other shares of Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Warrants.

Section 3.06 Purchase of Warrants by Company; No Redemption. Subject to complying with all restrictions contained in any other agreement to which they are parties, the Company and its Subsidiaries may purchase by private contracts or otherwise, all or any portion of the Warrants on such terms as the Company may obtain. Notwithstanding anything to the contrary in this Agreement, the Company shall have no right to redeem the Warrants.

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ARTICLE IV

Antidilution Provisions

Section 4.01 Common Stock Dividends, Subdivisions, Combinations, etc. In the event the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Base Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Base Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

Section 4.02 Voluntary Increases. The Company may, but shall not be obligated to, make increases in the number of Warrant Shares, in addition to those required by Section 4.01 of this Article IV, as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend or distribution of stock or stock rights shall not be taxable to the recipients, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event; provided, that no adjustment shall be made without the consent of each of the Holders if such adjustment would result in the increase of income tax liabilities of the Holders.

Section 4.03 Combination; Liquidation. If any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 4.03, whereby each Holder shall thereafter have the right to receive, upon exercise of the Warrants, such securities or assets as would have been issued or payable with respect to or in exchange for each share of Common Stock into which the Warrants held by such Holder are then exercisable if such Holder had held such share of Common Stock immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the Holders such securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and (ii) all other obligations of the Company hereunder. The provisions of this Section 4.03 shall similarly apply to successive mergers, sales, transfers or leases.

Section 4.04 Notice of Adjustment. Whenever the number of Warrant Shares issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by a Holder, cause a notice setting forth the adjusted Warrants Shares issuable to be mailed to the Holders at their last addresses appearing on the Warrant Register, the Warrant Agent and the Stock Transfer Agent. The Company shall file with the Warrant Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 4.05 Receipt of Securities Other than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to Section 4.01 above, the Holders thereafter shall become entitled to receive any shares, securities or assets, other than Common Stock, thereafter the number of such other shares, securities or assets so receivable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4.01 above.

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Section 4.06 Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the exercisable Warrant Shares, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article IV, or to comply with any of the covenants of the Company contained in this Article IV.

Section 4.07 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 4.08 No Dilution or Impairment; Reference to Common Stock.

(a) The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock or other Capital Stock upon the exercise of a Warrant pursuant to this Agreement.

(b) If as a result of any adjustment made pursuant to this Article IV a Holder may receive upon exercise of a Warrant Share of one (1) or more classes or series of Capital Stock of the Company (other than the Common Stock), the number of shares of each such class or series of Capital Stock issuable upon the exercise of a Warrant, shall prior to the exercise of a Warrant be subject to further adjustment on terms comparable to those applicable to the Common Stock in this Article IV and references to Common Stock in Article IV shall include each such class or series of Capital Stock.

Section 4.09 No Rights as Stockholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the Holders the right to receive dividends, to vote or to consent, to exercise any preemptive rights, or to receive notice as the Company’s stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights

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whatsoever, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following the exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

ARTICLE V

Warrant Agent

Section 5.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 5.02 Rights and Duties of Warrant Agent.

(a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting as agent of the Company in a ministerial capacity and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or the Holders.

(b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, opinion, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth in this Agreement and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity or security satisfactory to the Warrant Agent in its sole discretion against loss, liability or expense. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement. In no event shall the Warrant Agent be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the

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Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Warrant Agent; and such Officers’ Certificate shall be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

(f) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or in this Agreement or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

Section 5.03 Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company, the Holders or for any other legal entity.

Section 5.04 Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent is entering into this Warrant Agreement solely as an agent to the Company, and nothing herein shall create a fiduciary duty of the Warrant Agent to either the Company or the Holders.

Section 5.05 Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, claim, damage or expense (including reasonable agents’ and attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part, as determined by a final, non-appealable order of a court of competent jurisdiction, arising out of or in connection with (i) the execution, delivery or performance of this Agreement, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing whether or not the Warrant Agent is a party thereto, including the costs and expenses of enforcing this Agreement. The Warrant Agent shall notify the Company promptly

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of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company’s payment obligations pursuant to this Section 5.05 shall survive the termination of this Agreement.

To secure the Company’s payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

The agreements of the Company in this Section 5.05 shall survive termination of this Agreement or the earlier resignation or removal of the Warrant Agent.

Section 5.06 Successor Warrant Agent.

(a) The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or cancelled or are no longer exercisable.

(b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company and the Holders (in accordance with Section 5.02(f)) of such intention on its part, specifying the date on which its desired resignation shall become effective, provided, however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of each Holder and specifying such removal and the date when it shall become effective, which date shall not be less than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

(c) Successor Warrant Agent. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, acceptable to each of the Holders shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

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(d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Survival. Notwithstanding the replacement or removal of the Warrant Agent pursuant to this Section 5.06, the Company’s obligations under Section 5.05 shall continue for the benefit of the retiring Warrant Agent.

ARTICLE VI

Miscellaneous

Section 6.01 Termination. This Agreement shall terminate on the Expiration Date.

Section 6.02 Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.03 Rights of Holders.

(a) All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Holders.

(b) Except as otherwise provided in this Agreement, Holders are not entitled to exercise any rights whatsoever as stockholders of the Company.

Section 6.04 Amendment. Any provision of this Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision or inconsistencies contained in this Agreement or making any change that does not adversely affect the rights of any of the Holders, as determined in good faith by the Company set forth in an Officers’ Certificate. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of each Holder. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Warrant Agent shall require the written consent of the Warrant Agent. The consent of each Holder affected shall be required for any amendment pursuant to which the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement). Each amendment pursuant this Section 6.04 shall be accompanied by an Officers’ Certificate and an Opinion of Counsel that such amendment complies with the terms of this Agreement.

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Section 6.05 Notices. All demands, notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given (i) on the day of delivery if delivered personally, (ii) upon receipt if sent via facsimile (with confirmation) or by electronic mail (with confirmation), (iii) on the day of delivery if mailed by registered or certified mail (return receipt requested) or (iv) on the day of delivery if delivered by an express courier (with confirmation). Any notice or other communication required or permitted hereunder shall be delivered to the following addresses and facsimile numbers:

if to the Company:

Sunnova Energy Corporation

20 Greenway Plaza, Suite 475

Houston, Texas 77046

Attention: Drew Baker

with a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: Justin Hoffman

if to the Warrant Agent:

[                                                     ]

[                                         ]

[                         ], [        ] [            ]

Attention: [                                ]

with a copy to:

[                                                 ]

[                                     ]

[                             ], [        ] [                ]

Attention: [                                ]

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 6.06 Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.05 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party receiving such service in any action, proceeding or claim.

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Section 6.07 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.08 Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 6.09 Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.10 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

Section 6.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A WARRANT.

Section 6.12 Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.13 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

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IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

SUNNOVA ENERGY CORPORATION

by
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Warrant Agent

by
Name:
Title:

Exhibit A

Form of Warrant Certificate

[To be attached.]

Exhibit B

Transfer Form

[To be attached.]